Exhibit 4.24

SHIPBUILDING CONTRACT

(CONTRACT NO.: 2024YZJ849GR)

FOR CONSTRUCTION OF
ONE 75,000 DWT PRODUCT OIL / CHEMICAL TANKER

(HULL NO.: YZJ2024-1624)

BETWEEN

SAINT BARTH SHIPPING COMPANY INC.

AS BUYER

AND

JIANGSU YANGZIJIANG SHIPBUILDING GROUP CO., LTD.

AND

JIANGSU NEW YANGZI SHIPBUILDING CO., LTD.

AND

JIANGSU YANGZI XINFU SHIPBUILDING CO., LTD.

COLLECTIVELY AS SELLER

30TH APRIL, 2024

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
CONTENTS

SHIPBUILDING CONTRACT	6

ARTICLE I - DESCRIPTION AND CLASS.	8

1. DESCRIPTION	8

2. CLASSIFICATION, RULES AND REGULATIONS	8

3. PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL	10

4. GUARANTEED SPEED	10

5. GUARANTEED FUEL CONSUMPTION	10

6. GUARANTEED DEADWEIGHT	10

7. SUBCONTRACTING	11

8. REGISTRATION	12

9. BUYER AND CLASSIFICATION SOCIETY COMMUNICATION	12

10. IDENTIFICATION OF MATERIALS, ETC.	13

ARTICLE II - CONTRACT PRICE & TERMS OF PAYMENT	14

1. CONTRACT PRICE	14

2. CURRENCY	14

3. TERMS OF PAYMENT	15

4. METHOD OF PAYMENT	16

5. PREPAYMENT	18

6. SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY	18

7. REFUNDS	19

ARTICLE III - ADJUSTMENT OF THE CONTRACT PRICE	21

1. DELAYED DELIVERY	21

2. INSUFFICIENT SPEED	22

3. EXCESSIVE FUEL CONSUMPTION	23

4. INSUFFICIENT DEADWEIGHT	25

5. EFFECT OF TERMINATION, CANCELLATION OR RESCISSION	25

ARTICLE IV - SUPERVISION AND INSPECTION	27

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
1. APPOINTMENT OF THE BUYER’S SUPERVISOR	27

2. APPROVAL OF PLANS AND DRAWINGS	27

3. SUPERVISION AND INSPECTION BY THE SUPERVISOR	28

4. LIABILITY OF THE SELLER	31

5. SALARIES AND EXPENSES	32

6. REPLACEMENT OF SUPERVISOR	32

ARTICLE V - MODIFICATION, CHANGES AND EXTRAS	33

1. HOW EFFECTED	33

2. CHANGES IN RULES AND REGULATIONS, ETC.	33

3. SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT	35

4. BUYER’S SUPPLIED ITEMS	35

ARTICLE VI - TRIALS	37

1. NOTICE	37

2. HOW CONDUCTED	38

3. TRIAL LOAD DRAFT	39

4. METHOD OF ACCEPTANCE OR REJECTION	39

5. DISPOSITION OF SURPLUS CONSUMABLE STORES	41

6. EFFECT OF ACCEPTANCE	41

ARTICLE VII - DELIVERY	43

1. TIME AND PLACE	43

2. WHEN AND HOW EFFECTED	43

3. DOCUMENTS TO BE DELIVERED TO THE BUYER	44

4. TITLE AND RISK	46

5. REMOVAL OF VESSEL	46

6. TENDER OF THE VESSEL	47

ARTICLE VIII - DELAYS & EXTENSION OF TIME FOR DELIVERY	48

1. CAUSE OF PERMISSIBLE DELAYS	48

2. NOTICE OF DELAY	49

3. RIGHT TO CANCEL FOR EXCESSIVE DELAY	50

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
4. DEFINITION OF PERMISSIBLE DELAY	51

ARTICLE IX - WARRANTY OF QUALITY	52

1. GUARANTEE OF MATERIAL AND WORKMANSHIP	52

2. NOTICE OF DEFECTS	53

3. REMEDY OF DEFECTS	53

4. EXTENT OF THE SELLER’S LIABILITY	55

ARTICLE X - CANCELLATION, REJECTION AND RESCISSION BY THE BUYER	57

ARTICLE XI - BUYER’S DEFAULT	60

1. DEFINITION OF BUYER’S DEFAULT	60

2. NOTICE OF DEFAULT	61

3. INTEREST AND CHARGE	61

4. DEFAULT BEFORE DELIVERY OF THE VESSEL	62

5. SALE OF THE VESSEL	62

ARTICLE XII - INSURANCE	65

1. EXTENT OF INSURANCE COVERAGE	65

2. APPLICATION OF RECOVERED AMOUNT	65

3. TERMINATION OF THE SELLER’S OBLIGATION TO INSURE	67

ARTICLE XIII - DISPUTES AND ARBITRATION	68

1. RULES, REGULATIONS AND REQUIREMENTS OF CLASSIFICATION SOCIETY	68

2. TECHINICAL MATTERS	68

3. PROCEEDINGS	68

4. ALTERNATIVE SETTLEMENT BY AGREEMENT	69

5. NOTICE OF AWARD	70

6. EXPENSES	70

7. AWARD OF ARBITRATION	70

8. ENTRY IN COURT	70

9. ALTERATION OF DELIVERY TIME	70

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE XIV - RIGHT OF ASSIGNMENT OR NOVATION	71

ARTICLE XV - TAXES AND DUTIES	72

1. TAXES	72

2. DUTIES	72

ARTICLE XVI - PATENTS, TRADEMARKS AND COPYRIGHTS	73

ARTICLE XVII - NOTICE	74

ARTICLE XVIII - EFFECTIVE DATE OF CONTRACT	76

ARTICLE XIX - INTERPRETATION	77

1. LAW APPLICABLE	77

2. DISCREPANCIES	77

3. DEFINITION	77

4. ENTIRE AGREEMENT	78

EXHIBIT “A”: IRREVOCABLE LETTER OF REFUND GUARANTEE	80

EXHIBIT “B”: IRREVOCABLE LETTER OF CORPORATE GUARANTEE	87

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
SHIPBUILDING CONTRACT
(CONTRACT NO.: 2024YZJ849GR)
FOR CONSTRUCTION OF
ONE 75,000 DWT PRODUCT OIL / CHEMICAL TANKER
(HULL NO.: YZJ2024-1624)

THIS CONTRACT, is made and entered into on this 30th day of April 2024, by and between

SAINT BARTH SHIPPING COMPANY INC., a corporation organized and existing under the Laws of Republic of the Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro Marshall Islands MH96960 (hereinafter called the “BUYER”) on one part; and

JIANGSU YANGZIJIANG SHIPBUILDING GROUP CO., LTD., a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at No.1 Lianyi Road, Jingjiang Park of Jiangyin Economic Development Zone, Jingjiang City, Jiangsu Province, the People’s Republic of China (hereinafter called “JYS”), JIANGSU NEW YANGZI SHIPBUILDING CO., LTD., a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at Jingjiang Park of Jiangyin Economic Development Zone, Jingjiang City, Jiangsu Province, the People’s Republic of China (hereinafter called the “JNYS”) and JIANGSU YANGZI XINFU SHIPBUILDING CO., LTD., a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at Hongqiao Industrial Park, Taixing City, Jiangsu Province, the People’s Republic of China (hereinafter called the “JYXS”) (hereinafter JYS, JNYS and JYXS are hereinafter collectively called the “SELLER”) on the other part.

JYS, JNYS and JYXS are severally and jointly liable under this CONTRACT. Any failure of any of them shall be deemed as if this failure is made by the SELLER.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
WITNESSETH

In consideration of the mutual covenants contained herein, the SELLER agrees to design, build, launch, equip, trial test and complete at the shipyard of JNYS located at  Jingjiang Park of Jiangyin Economic Development Zone, Jingjiang City, Jiangsu Province, the People’s Republic of China (hereinafter called the “SHIPYARD”) and to sell and deliver to the BUYER after completion and conclusion of successful sea trial in accordance with this CONTRACT and the SPECIFICATIONS of ONE (1) 75,000 DWT PRODUCT OIL / CHEMICAL TANKER as more fully described in Article I hereof (hereinafter called the “VESSEL”), to be registered under the flag of Marshall Islands and the BUYER agrees to purchase and take delivery of the aforesaid VESSEL from the SELLER and to pay for the same in accordance with the terms and conditions hereinafter set forth.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE I - DESCRIPTION AND CLASS

1.	DESCRIPTION

The VESSEL is a Product Oil / Chemical Tanker of 74,700 metric tons deadweight at scantling draft moulded of 13.70 meters of the class described below, having the SELLER’S Hull No.: YZJ2024-1624 and shall be designed, constructed, equipped and completed identical to the vessel with the SELLER’s Hull No.: YZJ2023-1529 (hereinafter called the “Reference Vessel”) in accordance with the following “Specifications”:

(a)	Building Specification with Ref. No. SC5247F3-010-02SM dated 30th April 2024;

(b)	General Arrangement Plan with Ref. No. SC2019-B5022F4-03 dated 30th April 2024;

(c)	Midship Section with Ref. No. SC5247F3-010-04 dated 30th April 2024;

(d)	Makers List with Ref. No. SC5247F3-010-05PFM dated 30th April 2024;

(e)	Buyer’s Comments on Building Specification with Ref. No. SC5247F3- 010D-02SM dated 30th April 2024 amending the documents listed at (a) to (c) above (“Specification Addendum”).

attached hereto and signed by each of the parties to this CONTRACT (hereinafter collectively called the “SPECIFICATIONS”), making an integral part hereof.

2.	CLASSIFICATION, RULES AND REGULATIONS

The VESSEL, including its machinery, equipment and outfittings, shall be constructed in accordance with the rules and regulations which have already been issued/published, effective and become compulsorily applicable on or before the date of signing this CONTRACT of Lloyd’s Register of Shipping (hereinafter called the “Classification Society”), and shall be distinguished in the record by the symbol of:

+100A1, Double Hull Oil and Chemical Tanker, Ship Type 3, CSR, ESP, ShipRight(CM,ACS(B)),LI,*IWS,SPM4,ECO(P,VECS-L), +LMC,UMS,BWTS,IGS, EGCN(SCR), EGCS(Open, Partial), With descriptive Note “shipRight(BWMP(S,T),IHM,SCM,SERS” and shall also comply with the rules and regulations and requirements of the regulatory authorities in respect of the VESSEL as fully described in the SPECIFICATIONS.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
The requirements of the authorities as fully described in the SPECIFICATIONS including that of the Classification Society, Flag State and other regulatory bodies are to include any additional rules or circulars thereof which have already been issued/published, effective and become compulsorily applicable on or before the date of signing this CONTRACT.

The SELLER shall arrange with the Classification Society to assign a representative or representatives (hereinafter called the “Classification Surveyor”) to the SHIPYARD for supervision of the construction of the VESSEL.

All fees and charges incidental to classification of the VESSEL in compliance with all the rules, regulations and the requirements of this CONTRACT as described in the SPECIFICATIONS which have already been issued/published, effective and become compulsorily applicable on or before the date of signing this CONTRACT as well as royalties, if any, payable on account of the construction of the VESSEL shall be for the account of the SELLER, except as otherwise provided and agreed herein.

The key plans, materials and workmanship entering into the construction of the VESSEL shall at all times be subject to inspections and tests in accordance with the rules and regulations of the Classification Society and other regulatory bodies as described in the SPECIFICATIONS and the SELLER shall ensure that all classification and other regulatory inspections take place in good time and with satisfactory results.

Decisions of the head office of the Classification Society as to compliance or noncompliance with Classification rules and regulations shall be final and binding upon the parties hereto.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
3.	PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL

(a)	Hull:

Length, overall	abt. 228.00 m
Length, between perpendiculars	abt. 224.00 m
Breadth, moulded	36.00 m
Depth, moulded	20.00 m
Designed draft, moulded	12.20 m
Scantling draft, moulded	~13.70 m

(b)	Propelling Machinery:

The VESSEL shall be equipped, in accordance with the SPECIFICATIONS, with one (1) set of MAN 5G60ME-C10.5-HPSCR type Main Engine.

4.	GUARANTEED SPEED

The SELLER guarantees that the service speed of the VESSEL after correction is to be not less than 14.5 knots (the “Guaranteed Speed”), in design draft of 12.20 m at main engine output of 6,660 kW at 71.3 RPM (NCR) with 15% sea margin, with new and clean hull and propeller, smooth and deep water, calm sea condition with no wind, no wave and no current as stipulated in the SPECIFICATIONS.

The trial speed shall be corrected for wind speed, wave and shallow water effect, etc. The correction method of the speed shall be as specified in the SPECIFICATIONS.

5.	GUARANTEED FUEL CONSUMPTION

The SELLER guarantees that the specific fuel oil consumption of the Main Engine in Tier II mode is not to exceed:

156.0 g/kwh (the “Guaranteed Fuel Consumption”) (Tolerance: + 6%) at NCR output (80.73 percent SMCR output) (6,660 kW at 71.3 RPM) measured during the Main Engine maker’s shop trial under ISO3046-I ambient reference condition and diesel fuel oil having a lower calorific value of 42,700 KJ/kg.

6.	GUARANTEED DEADWEIGHT

The SELLER guarantees that the VESSEL is to have a deadweight of not less than 74,700 metric tons (the “Guaranteed Deadweight”) at the scantling draft moulded of 13.70 meters in sea water of 1.025 specific gravity.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
The term, “Deadweight”, as used in this CONTRACT, shall be as defined in the SPECIFICATIONS.

The actual deadweight of the VESSEL expressed in metric tons shall be based on calculations made by the SELLER and checked by the BUYER, and all measurements necessary for such calculations shall be performed in the presence of the BUYER’S supervisor(s) or the representative(s) authorized by the BUYER and the Classification Surveyor.

Should there be any dispute between the SELLER and the BUYER in connection with such calculations and/or measurements, the decision of the Classification Society shall be final and binding upon the parties hereto.

7.	SUBCONTRACTING

The SELLER may, at its sole discretion and responsibility, subcontract part of the construction work of the VESSEL to any qualified subcontractors, subject to the BUYER’S prior written consent in accordance with the SPECIFICATIONS, but always on the basis that final assembly into the VESSEL of any such work subcontracted, and delivery of the VESSEL, shall be at the SHIPYARD. In any event the SELLER shall remain fully responsible for any part of the VESSEL and the construction work subcontracted in accordance with this CONTRACT and/or the SPECIFICATIONS.

For purposes of this CONTRACT (and subject to final assembly, and delivery, at the SHIPYARD, as above), elements of the construction work (such as block and hatch cover fabrication) can be also carried out by JIANGSU YANGZIJIANG SHIPBUILDING GROUP CO., LTD. and JIANGSU YANGZI XINFU SHIPBUILDING CO., LTD.

No subcontract shall bind or purport to bind the BUYER.

All subcontractors howsoever employed or engaged are hereby declared and agreed to be subcontractors employed or engaged by the SELLER and the SELLER agrees that it is and shall remain fully responsible for and liable in respect of any subcontractors and/or their acts or omissions and shall not be relieved from any of its obligations and liabilities under this CONTRACT and, without prejudice to the generality of the foregoing, the SELLER shall ensure control over supervision and scheduling of the all work related to this VESSEL done by subcontractors.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
The SELLER hereby agrees that if any of its employees, servants or agents or those of the subcontractors appointed pursuant to this CONTRACT shall, in the reasonable opinion of the BUYER’S representative, not be carrying out properly their duties and responsibilities under or pursuant to the terms of this CONTRACT, the BUYER shall be entitled (by giving written notice to the SELLER) to draw the same to the attention of the SELLER and, if the BUYER considers it necessary, to request the SELLER to replace such person(s) if the same are its own employees, servants or agents, or to use its reasonable endeavors to replace such person(s) if employees, servants or agents of a subcontractor. The SELLER shall investigate any such request, and if found justified take appropriate action. Any such replacement shall be within such a time scale so as to ensure that the SELLER continues to carry out all of its duties and obligations under or pursuant to this CONTRACT.

The BUYER will not contract directly with the suppliers in respect of items or materials in the Makers List with Ref. No. SC5247F3-010-05PFM dated
30th April 2024 agreed between the parties.

8.	REGISTRATION

The VESSEL shall be built by the SELLER to fly the flag of Marshall Islands and shall be registered by the BUYER at its own cost and expenses under the Laws of Marshall Islands at the time of delivery and acceptance thereof.

9.	BUYER AND CLASSIFICATION SOCIETY COMMUNICATOIN

The SELLER accepts that the BUYER and Classification Society may communicate during the design, building, launching, equipping and completion of the VESSEL and the BUYER has the right to have full access and be copied in the relevant technical correspondence and to attend meetings between the SELLER and the Classification Society if the BUYER so requires.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
10.	IDENTIFICATION OF MATERIALS, ETC.

All parts, material, machinery and equipment allocated to the construction of the VESSEL by any of the SELLER’S companies shall be identified as belonging to the VESSEL and plainly marked either with the hull number, or with other appropriate markings or symbols of identification according to the SHIPYARD’S normal practice.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE II - CONTRACT PRICE & TERMS OF PAYMENT

1.	CONTRACT PRICE

The purchase price of the VESSEL delivered to the BUYER at the SHIPYARD is United States Dollars Fifty-Six Million Five Hundred and Thirty-Three Thousand Only (USD 56,533,000.00), net receivable by the SELLER (hereinafter called the “Contract Price”), which is exclusive of the cost for the BUYER’S Supplied Items as provided in Article V hereof and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this CONTRACT.

The Contract Price shall include payment for services in the inspection, tests, survey and classification of the VESSEL which will be rendered by the Classification Society and/or regulatory bodies as referred to in Article I Paragraph 2.

The Contract Price also includes all costs and expenses for supplying all necessary drawings and plans as stipulated in the SPECIFICATIONS except those to be furnished by the BUYER for the VESSEL in accordance with the SPECIFICATIONS.

2.	CURRENCY

Any and all payments by the BUYER to the SELLER under this CONTRACT shall be made in United States Dollars.

If it is not possible due to a legal restriction applicable to the BUYER for the BUYER to make  payment in United States  Dollars, subject to mutual agreement and without prejudice to BUYER’S obligation and SELLER’S rights under this CONTRACT, the parties shall discuss alternative arrangements for payment, including without limitation BUYER is entitled, provided it can lawfully do so, to make payment in Euros (EUR) or Pounds sterling (GBP), converted at the rate obtained from Reuters on the date of payment, provided that BUYER may lawfully do so, and SELLER may lawfully receive payment in such alternative currency, and the relevant payment shall be treated as having been properly made in accordance with this CONTRACT. Subject to the foregoing, the SELLER, will, if necessary and provided it may lawfully do so, nominate an account with the Refund Guarantor bank designated in the correct currency for receiving such payment.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
3.	TERMS OF PAYMENT

The Contract Price shall be paid by the BUYER to the SELLER in instalments as follows:

(a) 1st Instalment:
The sum of United States Dollars Eight Million Four Hundred and Seventy-Nine Thousand Nine Hundred and Fifty Only (USD 8,479,950.00) representing fifteen percent (15%) of the Contract Price shall become due and payable and be paid by the BUYER or BUYER’S financing bank to the SELLER within five (5) banking days after the BUYER’S receipt of the SELLER’S telefax or email notice of payment demand for this Instalment together with an invoice for the Instalment and the BUYER has received the Refund Guarantee by SWIFT as stipulated in Paragraph 7 of this Article, but no earlier than 31st May 2024.

(b) 2nd Instalment:
The sum of United States Dollars Five Million Six Hundred and Fifty-Three Thousand and Three Hundred Only (USD 5,653,300.00) representing ten percent (10%) of the Contract Price shall become due and payable and be paid by the BUYER or BUYER’S financing bank to the SELLER within five (5) banking days after the BUYER has received a telefax or email notice of payment demand for this Instalment accompanied with an invoice for the Instalment and a copy of the statement of the Classification Society confirming that the steel cutting of the first plate of the VESSEL has been carried out and completed at the SHIPYARD, but no earlier than 30th November 2025.

(c) 3rd Instalment:
The sum of United States Dollars Five Million Six Hundred and Fifty-Three Thousand and Three Hundred Only (USD 5,653,300.00) representing ten percent (10%) of the Contract Price shall become due and payable and be paid by the BUYER or BUYER’S financing bank to the SELLER within five (5) banking days after the BUYER has received a telefax or email notice of payment demand for this Instalment accompanied with an invoice for the Instalment and a copy of the statement of the Classification Society confirming that the keel laying of the VESSEL has been carried out at the SHIPYARD, but no earlier than 28th February 2026.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(d) 4th Instalment:
The sum of United States Dollars Five Million Six Hundred and Fifty-Three Thousand and Three Hundred Only (USD 5,653,300.00) representing ten percent (10%) of the Contract Price shall become due and payable and be paid by the BUYER or BUYER’S financing bank to the SELLER within five (5) banking days after the BUYER has received a telefax or email notice of payment demand for this Instalment accompanied with an invoice for the Instalment and a copy of the statement of the Classification Society confirming that the launching of the VESSEL has been carried out at the SHIPYARD, but no earlier than 31st August 2026.

(e) 5th Instalment (Payment upon delivery of the VESSEL):
The sum of United States Dollars Thirty-One Million Ninety-Three Thousand One Hundred and Fifty Only (USD 31,093,150.00) representing fifty-five percent (55%) of the Contract Price plus any increase or minus any decrease due to modifications and/or adjustments of the Contract Price in accordance with provisions of this CONTRACT, shall become due and payable and be paid by the BUYER or BUYER financing bank to the SELLER concurrently with delivery and acceptance of the VESSEL. The SELLER shall send to the BUYER a telefax or email demand for this Instalment accompanied with an invoice for the Instalment five (5) days prior to the scheduled date of delivery of the VESSEL.

4.	METHOD OF PAYMENT

(a) 1st Instalment:
The BUYER shall remit the amount of this Instalment in accordance with Article II, Paragraph 3(a) by telegraphic transfer to a bank account with the Refund Guarantor bank nominated by the SELLER, for credit to the account of the SELLER.

However, if a due date falls on a day which is not a banking day, such due date shall fall due upon the first banking day next following.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(b) 2nd Instalment:
The BUYER shall remit the amount of this Instalment in accordance with Article II, Paragraph 3(b) by telegraphic transfer to a bank account with the Refund Guarantor bank nominated by the SELLER, for credit to the account of the SELLER.

(c) 3rd Instalment:
The BUYER shall remit the amount of this Instalment in accordance with Article II, Paragraph 3(c) by telegraphic transfer to a bank account with the Refund Guarantor bank nominated by the SELLER, for credit to the account of the SELLER.

(d) 4th Instalment:
The BUYER shall remit the amount of this Instalment in accordance with Article II, Paragraph 3(d) by telegraphic transfer to a bank account with the Refund Guarantor bank nominated by the SELLER, for credit to the account of the SELLER.

(e) 5th Instalment (Payable upon delivery of the VESSEL):
The BUYER shall, at least one (1) banking day prior to the scheduled date of delivery of the VESSEL, make a conditional payment by swift message MT103 accompanied by swift message MT199, and such amount to be held in trust in the name of the BUYER or BUYER’S financing bank with a bank account with the Refund Guarantor bank nominated by the SELLER, for a period of at least five (5) days following the scheduled delivery date of the VESSEL and covering the amount of this Instalment (as adjusted in accordance with the provisions of this CONTRACT), with an irrevocable instruction that the said amount (or any other amount mutually agreed by the parties) shall be released to the SELLER against presentation by the SELLER to the said bank nominated by the SELLER, of (i) a copy of the Protocol of Delivery and Acceptance duly signed by the authorized representatives of the BUYER and the SELLER, (ii) a copy of release letter signed by the BUYER simultaneously with PODA, setting out the exact amount to be released to the SELLER. Interest, if any, accrued from such deposit, shall be for the benefit of the BUYER.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
If the delivery of the VESSEL is not effected on or before the expiry of the aforesaid five (5) days period, the BUYER’S payment under this Paragraph 4(d) shall automatically be returned to BUYER’S Bank plus accrued interest upon the expiry date and the SELLER shall be compelled to nominate a revised scheduled delivery date. However, when the new scheduled delivery date is notified to the BUYER by the SELLER, the BUYER shall make the conditional payment in accordance with the same terms and conditions as set out above.

The above mechanism for conditional payment of the 5th Instalment is subject to agreement by the BUYER’S financing bank(s) in the period prior to delivery of the VESSEL. If agreement cannot be reached on the terms of the conditional payment or the BUYER’S financing bank is not able to make such a conditional payment (for whatever reason), the parties shall discuss alternative arrangements, which may include pre-positioning the 5th Instalment by means of a contractual escrow arrangement, subject to final agreement by the parties and without prejudice to the BUYER’S obligation to pay the 5th Instalment against delivery of the VESSEL under and in accordance with this CONTRACT.

5.	PREPAYMENT

The BUYER shall have the right to make prepayment of any and all instalments before delivery of the VESSEL, by giving to the SELLER at least thirty (30) days prior written notice, without any price adjustment of the VESSEL for such prepayment.

6.	SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY

The BUYER shall, concurrently with payment of 1st Instalment of the Contract Price, deliver to the SELLER an irrevocable and unconditional Letter of Corporate Guarantee (hereinafter called the “Corporate Guarantee”) in favor of the SELLER issued by PERFORMANCE SHIPPING INC. of the Republic of the Marshall Islands (hereinafter called the “Corporate Guarantor”) in order to secure the due and faithful performance of this CONTRACT by the BUYER, in the same form and substance as Exhibit “B”.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
7.	REFUNDS

All payments made by the BUYER prior to delivery of the VESSEL shall be in the nature of advance to the SELLER, and in the event this CONTRACT is terminated, rescinded or cancelled by the BUYER, in accordance with the specific terms of this CONTRACT permitting such termination, rescission or cancellation, the SELLER shall refund to the BUYER in United States Dollars the full amount of all sums already paid by the BUYER to the SELLER under this CONTRACT, together with interest (at the rate of five percent (5%) per annum) from the respective payment date(s) to the date of remittance by telegraphic transfer of such refund to the account specified by the BUYER. The transfer and other bank charges of such refund from the SELLER’S bank shall be for the SELLER’S account.

As security to the BUYER, the SELLER shall deliver to the BUYER on or before the SELLER’S receipt of the First Instalment (and in any event no later than ninety (90) days after the date of this CONTRACT), an irrevocable Letter of Refund Guarantee (hereinafter called the “Refund Guarantee”), covering 1st, 2nd, 3rd, and 4th Instalments of the Contract Price plus interest as aforesaid, to be issued by the SELLER’S nominated Bank in the People’s Republic of China (hereinafter called the “Refund Guarantor”), provided such bank is approved by the BUYER and the BUYER’S financing bank in the form in Exhibit “A” annexed hereto, incorporating any changes which may be requested by the Refund Guarantor and which the BUYER and the BUYER’S financing bank may agree.

All expenses in issuing and maintaining the Refund Guarantee by the Refund Guarantor shall be borne by the SELLER.

It is hereby understood by both parties that payment of any interest provided herein is by way of liquidated damages due to cancellation of this CONTRACT and not by way of compensation for use of money.

If the SELLER is required to refund to the BUYER the instalments paid by the BUYER to the SELLER as provided in this Paragraph, the SELLER shall return to the BUYER all of the BUYER’S Supplied Items which were not incorporated into the VESSEL and pay to the BUYER an amount equal to the cost to the BUYER of those BUYER’S Supplied Items incorporated into the VESSEL.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
Upon email notice by the BUYER to be given no later than sixty (60) days before the Expiry Date of the Refund Guarantee requiring the SELLER to extend the Refund Guarantee, the SELLER shall procure from the Refund Guarantor and deliver to the BUYER no later than thirty (30) days before the Expiry Date, either (i) an amendment to the Refund Guarantee extending the Expiry Date by not less than sixty (60) days or (ii) a replacement refund guarantee on the same terms as the Refund Guarantee and issued by the same Refund Guarantor, or otherwise on such terms and/or issued by such entity as the BUYER may approve in its absolute discretion, with an Expiry Date no earlier than sixty (60) days after the last effective Expiry Date. (“Expiry Date” means the expiry date of the Refund Guarantee from time to time as stated in it, or as extended by an extension or replacement under this paragraph or otherwise.) If, following delivery of the Refund Guarantee in accordance with this Article II Paragraph 7, the SELLER is required but fails to provide any amendment or replacement as required by the preceding two sentences, such failure shall be deemed a repudiation of this CONTRACT by the SELLER and the BUYER shall have the option, on notice to the SELLER, to terminate this CONTRACT under and in accordance with Article X of this CONTRACT.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE III - ADJUSTMENT OF THE CONTRACT PRICE

The Contract Price of the VESSEL shall be subject to adjustments as hereinafter set forth. It is hereby understood by all parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty.

1.	DELAYED DELIVERY

(a)
No adjustment shall be made, and the Contract Price shall remain unchanged for the first thirty (30) days of delay in delivery of the VESSEL beyond the Delivery Date as defined in Article VII hereof ending as of twelve o’clock midnight China Standard Time (CST) of the thirtieth (30th) day of delay.

(b)
If the delivery of the VESSEL is delayed more than thirty (30) days after the Delivery Date as defined in Article VII hereof, then, in such event, beginning at twelve o’clock midnight China Standard Time (CST) of the thirtieth (30th) day after the date on which delivery is required under this CONTRACT, the Contract Price of the VESSEL shall be reduced by deducting therefrom the sum of United States Dollars Thirteen Thousand Only (USD 13,000.00) per day of delay.

Unless the parties hereto agree otherwise, the total reduction in the Contract Price shall be deducted from the Fifth (5th) Instalment of the Contract Price and in any event (including the event that the BUYER consents to take the VESSEL at the later delivery date after the expiration of two hundred and ten (210) days delay of delivery as described in Paragraph 1(c) of this Article) shall not be more than one hundred and eighty (180) days at the above specified rate of reduction after the thirty (30) days allowance, that is United States Dollars Two Million Three Hundred and Forty Thousand Only (USD 2,340,000.00) being the maximum.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(c)
However, if the delay in the delivery of the VESSEL continues for a period of two hundred and ten (210) days after the Delivery Date as defined in Article VII, then in such event, the BUYER may, at its option, rescind or cancel this CONTRACT in accordance with the provisions of Article X of this CONTRACT. The SELLER may at any time after the expiration of the aforementioned two hundred and ten (210) days, if the BUYER has not served notice of rescission or cancellation pursuant to Article X, notify the BUYER of the date upon which the SELLER estimates the VESSEL will be ready for delivery and demand in writing that the BUYER make an election, in which case the BUYER shall, within thirty (30) days after such demand is received by the BUYER, either notify the SELLER of its decision to cancel this CONTRACT, or consent to take delivery of the VESSEL at an agreed future date, it being understood and agreed by the parties hereto that, if the VESSEL is not delivered by such future date, the BUYER shall have the same right of cancellation upon the same terms, as hereinabove provided.

(d)
For the purpose of this Article, the delivery of the VESSEL shall not be deemed delayed and the Contract Price shall not be reduced when and if the Delivery Date of the VESSEL is extended by reason of causes and provisions of Articles V, VI, XI, XII and XIII and other applicable Articles hereof on account of which this CONTRACT expressly provides for the Delivery Date to be extended. The Contract Price shall not be adjusted or reduced if the delivery of the VESSEL is delayed by reason of permissible delays as defined in Article VIII hereof.

2.	INSUFFICIENT SPEED

(a)
The Contract Price of the VESSEL shall not be affected nor changed by reason of the actual speed (as determined by the Trial Run after correction according to the SPECIFICATIONS) being less than three- tenths (3/10) of one (1) knot below the Guaranteed Speed as specified in Paragraph 4 of Article I of this CONTRACT.

(b)
However, commencing with and including a deficiency of three-tenths (3/10) of one knot in actual speed (as determined by the Trial Run after correction according to the SPECIFICATIONS) below the Guaranteed Speed as specified in Paragraph 4, Article I of this CONTRACT, the Contract Price shall be reduced as follows:

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
In case of deficiency
at or above 0.30 but below 0.40 knot	USD 60,000.00
at or above 0.40 but below 0.50 knot	USD 70,000.00
at or above 0.50 but below 0.60 knot	USD 80,000.00
at or above 0.60 but below 0.70 knot	USD 90,000.00
at or above 0.70 but below 0.80 knot	USD 100,000.00
at or above 0.80 but below 0.90 knot	USD 110,000.00
at or above 0.90 but below or equal to 1.00 knot	USD 120,000.00

(fractions of less than one-tenth (1/10) of a knot shall be regarded as a full one-tenth (1/10) of a knot)

(c)
If the deficiency in actual speed (as determined by the Trial Run after correction according to the SPECIFICATIONS) of the VESSEL upon the Trial Run, is more than one (1) knot below the Guaranteed Speed under this CONTRACT, then the BUYER may at its option reject the VESSEL and rescind or cancel this CONTRACT in accordance with provisions of Article X of this CONTRACT or may accept the VESSEL at a reduction in the Contract Price as above provided, by United States Dollars Three Hundred and Eighty Thousand Only (USD 380,000.00) being the maximum.

3.	EXCESSIVE FUEL CONSUMPTION

(a)
The Contract Price of the VESSEL shall not be affected nor changed if the actual fuel consumption of the Main Engine, as determined by shop trial in manufacturer’s works as per the SPECIFICATIONS, is greater than the Guaranteed Fuel Consumption as specified and required under the provisions of this CONTRACT and the SPECIFICATIONS if such actual excess is equal to or less than six percent (6%).

(b)
However, if the actual fuel consumption as determined by shop trial is greater than six percent (6%) above the Guaranteed Fuel Consumption then, the Contract Price shall be reduced by the sum of United States Dollars Ninety Thousand Only (USD 90,000.00) for each full one percent (1%) increase in fuel consumption in excess of the above said six percent (6%) (fractions of less than one per cent (1%) shall be regarded as a full one percent (1%)).

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(c)
If as determined by shop trial such actual fuel consumption of the Main Engine is equal to or more than ten percent (10%) in excess of the Guaranteed Fuel Consumption, the BUYER may, subject to the SELLER’S right to effect alterations or corrections as specified in the following sub-paragraph of Article III 3 (c) hereof at its option, reject the VESSEL and rescind or cancel this CONTRACT, in accordance with the provisions of Article X of this CONTRACT or may accept the VESSEL at a reduction in the Contract Price by United States Dollars Three Hundred and Sixty Thousand Only (USD 360,000.00) if such excess is just equal to 10% or United States Dollars Four Hundred Thousand Only (USD 400,000.00) if such excess is more than 10% being the maximum.

Notwithstanding the above, if as determined by shop trial such actual fuel consumption of the Main Engine is ten percent (10%) or more in excess of the Guaranteed Fuel Consumption, the SELLER may investigate the cause of the non-conformity and the proper steps may promptly be taken to remedy the same and to make whatever corrections and alterations and / or re-shop trial test or tests as may be necessary to correct such non-conformity without extra cost to the BUYER. Upon completion of such alterations or corrections of such nonconformity, the SELLER shall promptly perform such further shop trials or any other tests, as may be deemed necessary to prove the fuel consumption of the Main Engine’s conformity with the requirement of this CONTRACT and the SPECIFICATIONS and if found to be satisfactory, give the BUYER notice by telefax and/or email confirmed in writing of such correction and as appropriate, successful completion accompanied by copies of such results, and the BUYER shall, within five (5) business days after receipt of such notice, notify the SELLER by telefax and / or email confirmed in writing of its acceptance or reject the re-shop trial together with the reasons therefor. If the BUYER fails to notify the SELLER by telefax and / or email confirmed in writing of its acceptance or rejection of the re-shop trial together with the reasons therefor within five (5) business days period as provided herein, the BUYER shall be deemed to have accepted the shop trial. For the avoidance of doubt, if as determined by the repeat shop trial such actual fuel consumption of the Main Engine is ten percent (10%) or more in excess of the Guaranteed Fuel Consumption, the BUYER may, at its option, either reject the Main Engine (and terminate this CONTRACT in accordance with Article X) or require further rectification to meet the requirements of this CONTRACT and the SPECIFICATONS (in which case the BUYER shall have the same rights again to accept or reject the further rectified Main Engine).

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
4.	INSUFFICIENT DEADWEIGHT

(a)
In the event that there is a deficiency in the actual deadweight of the VESSEL determined as provided in the SPECIFICATIONS, the Contract Price shall not be decreased if such deficiency is nine hundred (900) metric tons or less below the Guaranteed Deadweight.

(b)
However, the Contract Price shall be decreased by the sum of United States Dollars One Thousand Only (USD 1,000.00) for each full metric ton of such deficiency being more than nine hundred (900) metric tons.

(c)
In the event that there should be a deficiency in the VESSEL’S actual deadweight which exceeds one thousand and five hundred (1,500) metric tons below the Guaranteed Deadweight, the BUYER may, at its option, reject the VESSEL and rescind or cancel this CONTRACT in accordance with the provisions of Article X of this CONTRACT, or may accept the VESSEL with reduction in the Contract Price in the maximum amount of United States Dollars Six Hundred Thousand Only (USD 600,000.00).

5.	EFFECT OF TERMINATION, CANCELLATION OR RESCISSION

For the avoidance of doubt, if there is any excess or deficiency in the VESSEL’S speed, fuel consumption and/or deadweight, the SELLER shall use all reasonable endeavours to correct the excess or deficiency up until the last date for delivery of the VESSEL.

It is expressly understood and agreed by the parties hereto that in any case, if the BUYER terminates, rescinds or cancels this CONTRACT under this CONTRACT, the BUYER shall not be entitled to any liquidated damages.

However, the BUYER shall be entitled to a refund of all instalments of the Contract Price paid to the SELLER together with interest as provided in Article X up to the date of rescission of this CONTRACT under this Article and until the SELLER refunds the instalment(s) paid by the BUYER to the SELLER.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
If the SELLER is required to refund to the BUYER the instalments paid by the BUYER to the SELLER as provided in this Paragraph, the SELLER shall return to the BUYER all of the BUYER’S Supplied Items as stipulated in Article V which were not incorporated into the VESSEL and pay to the BUYER an amount equal to the cost to the BUYER of those BUYER’S Supplied Items incorporated into the VESSEL.

The transfer and such other bank charges of such refund from the SELLER’S bank under this Article shall be for the SELLER’S account.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE IV - SUPERVISION AND INSPECTION

1.	APPOINTMENT OF THE BUYER’S SUPERVISOR

The BUYER shall timely send to and maintain at the SHIPYARD at the BUYER’S own cost and expense, one or more representative(s) who shall be duly accredited in writing by the BUYER (such representative(s) being hereinafter collectively and individually called the “Supervisor”) to attend inspections and tests relating to, and to supervise and survey the construction by the SELLER of the VESSEL, her equipment and accessories, modifications to the SPECIFICATIONS, and the Delivery Date, approval of the plans and drawings, and any other matters for which he is specifically authorized by the BUYER. The SELLER hereby warrants that the necessary invitation letter for the Supervisor to enter China will be issued on demand provided that the Supervisor meets with the rules, regulations and Laws of the People’s Republic of China and the SELLER will provide its best assistance for issuance of visa for the Supervisor. The BUYER undertakes to give the SELLER adequate notice for the application of visa.

2. APPROVAL OF PLANS AND DRAWINGS

(a)
No drawings and/or plans shall be required to be submitted by the SELLER to the BUYER for approval. However, the SELLER shall provide the BUYER with one copy of the drawings and/or plans in electronic version (PDF) duly approved by the buyer of the Reference Vessel and the Classification Society (with the comments, if any) for reference only.

(b)
No model test or inclining test shall be required to be carried out for the VESSEL, however, the copy of the model test report and inclining test result of the Reference Vessel shall be provided to the BUYER for reference only. The shop test, sea trial and mooring test shall be required to be performed as the subsequent vessel of the Reference Vessel.

(c)	No modification to the construction of the VESSEL and/or the Specifications and/or plans and/or drawings shall be required or demanded by the BUYER.

(d)
The final maker selection for the Reference Vessel on the Makers List shall be same applied to the VESSEL and the BUYER shall pay the same additional cost (if any) when the buyer of the Reference Vessel selects such maker, and the payment for such additional cost accrued during the maker selection of the Reference Vessel shall be made together with 5th Instalment on delivery of the VESSEL.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(e)
If there is any modification to the construction and/or plans and/or drawings and/or Specifications as required by the buyer of the Reference Vessel and there is any adjustment of any terms of the Contract for the Reference Vessel, such adjustment/modification shall be correspondingly and automatically applied to the VESSEL as well.

3.	SUPERVISION AND INSPECTION BY THE SUPERVISOR

The necessary inspection of the VESSEL, its machinery, equipment and outfittings shall be carried out by the Classification Society or other applicable regulatory bodies, and/or inspection team of the SELLER throughout the entire period of construction, in order to ensure that the construction of the VESSEL is duly performed in accordance with this CONTRACT and the SPECIFICATIONS. The procedures for the inspections and the tests shall be in accordance with the SPECIFICATIONS.

The Supervisor shall have, at all times until delivery of the VESSEL, the right to attend all tests and inspect (during any actual working hours) the VESSEL, her engines, accessories and materials at the SHIPYARD, its subcontractors’ premises or any other place where work is being done or materials are stored in connection with the VESSEL.

The SELLER shall provide the Supervisor with reasonable notice in advance of the date and place of tests and inspections for the convenience of their attendance both inside the SHIPYARD and with respect to subcontractors works to ensure that the Supervisor is able to attend to such matters.

Whether or not the Supervisor has been present, the SELLER shall promptly deliver to the BUYER or the Supervisor the results of all tests and inspections.

The Supervisor shall to the extent, and within the limits of the authority conferred upon him by the BUYER, make decisions or give advice to the SELLER on behalf of the BUYER promptly on all problems arising out of, or in connection with, the construction of the VESSEL and generally act in a reasonable manner with a view to cooperating with the SELLER in the construction process of the VESSEL within the limits of the Supervisor’s authority. The decision, approval or written advice of the Supervisor within such limits shall be deemed to have been given by the BUYER.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
In the event that the Supervisor discovers any construction or material or workmanship is not deemed  to conform  to the requirements of this CONTRACT and/or the SPECIFICATIONS, the Supervisor shall be entitled to give the SELLER a notice in writing as to such nonconformity. Upon receipt of such notice from the Supervisor, the SELLER shall correct such nonconformity if the SELLER agrees to his view. In case of dispute between the SELLER and the BUYER in respect of the notified non-conformity either party may submit the issue to the head office of the Classification Society or to arbitration in accordance with Article XIII hereof. In any circumstances, the SELLER shall be entitled to proceed with the construction of the VESSEL even if there exists discrepancy in the opinion between the BUYER and the SELLER, without however prejudice to the BUYER’S right for submitting the issue for determination by the head office of the Classification Society or arbitration in accordance with the provisions hereof and without prejudice to the SELLER’S obligations to deliver the VESSEL free of non-conformity of the SPECIFICATIONS and this CONTRACT. However the BUYER undertakes and assures the SELLER that the Supervisor shall carry out his inspections in accordance with the SPECIFICATIONS, mutually agreed inspection procedure and schedule and usual shipbuilding practice and in a way as to minimize any increase in building costs and delays in the construction of the VESSEL. Once a test/inspection has been witnessed and approved by the BUYER’S representatives, the same test/inspection should not have to be repeated, provided it has been carried out in compliance with the requirements of the Classification Society and the SPECIFICATIONS and the test/inspection parameters have been satisfactorily met.

The working hours of the Supervisor shall be arranged in accordance of the working schedule of the SELLER. The SELLER shall provide the Supervisor with at least one (1) day advance notice of tests and inspections which the Supervisor shall attend within the SHIPYARD and at least three (3) days advance notice with respect to any other locations within China and at least ten (10) days advance notice outside of China. Failure by the Supervisor to be present at such tests, trial and inspections after due notice to him as aforesaid shall be deemed to be a waiver of the Supervisor’s right to be present. In the event that the SELLER needs an inspection to be made during non-working hours for smooth progress of work, the Supervisor shall exercise his reasonable endeavors to attend such inspection provided that SELLER has given a reasonable advance notice to the Supervisor. If the Supervisor does not attend any such tests having been given due notice to attend, the BUYER shall be obliged to accept the results of such tests on the basis of acceptance of such tests by the Classification Society as the case may be and provided that defective work or material shall be corrected and/or replaced by the SELLER in accordance with this CONTRACT and the SPECIFICATIONS. In case that the inspections for one specialty overlap for the same time at the same day, the inspection schedule may be adjusted, if practicable. In general, the daily inspections in the SHIPYARD will commence at 09:00 hours and finish 17:00 hours except the special cases due to particular nature of the process. The SELLER shall make effort not to arrange inspections during holidays or Sunday except inspections for paint or other emergent or special inspections.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
The SELLER agrees to furnish free of charge the Supervisor with office space and other reasonable facilities which shall include air conditioning, telephone and internet connections according to SELLER’S practice at, or in the immediate vicinity of the SHIPYARD. But the fees for the communication like telephone, telefax, and internet etc. shall be borne by the BUYER. At all times, during the construction of the VESSEL until delivery thereof, the Supervisor shall be given free and ready access to the VESSEL, her engines and accessories, and to any other place where the work is being done, or the materials are being processed or stored, in connection with the construction of the VESSEL, including the yards, workshops, stores of the SELLER and the premises of subcontractors of the SELLER, who are doing work or storing materials in connection with the VESSEL’S construction. The travel expenses for the said access to SELLER’S subcontractors outside of Jiangsu Province shall be at BUYER’S account. The transportation, of any nature whatsoever, shall be provided to the Supervisor by the BUYER except for transportation to such subcontractors’ premises within Jiangsu Province which shall be paid by SELLER.

The SELLER shall promptly provide to the Supervisor and/or his assistants and shall ensure that its subcontractors shall promptly provide all such information as he or they may reasonably request in connection with the construction of the VESSEL and her engines, equipment and machinery.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
The obligations and liabilities of the SELLER, and the rights of the BUYER, under or pursuant to this CONTRACT shall not in any way be derogated from, diminished or impaired by any act or omission of the BUYER and the Supervisor and assistant(s),the Classification Society or any other regulatory body (Provided that the preceding sentence is not intended to affect the SELLER’S right to rely on any determination made by the Classification Society under and in accordance with this CONTRACT.). Any acceptance or other action or failure to attend or act in connection with any inspections or approvals by the BUYER or the Supervisor shall in no way alter or diminish the SELLER’S responsibilities and obligations under this CONTRACT.

4.	LIABILITY OF THE SELLER

The Supervisor engaged by the BUYER under this CONTRACT shall at all times be deemed to be in the employ of the BUYER. The SELLER shall be under no liability whatsoever to the BUYER, the Supervisor, or the BUYER’S employees or agents for personal injuries, including death, during the time when they, or any of them, are on the VESSEL, or within the premises of either the SELLER or its subcontractors, or are otherwise engaged in and about the construction of the VESSEL, unless, however, such personal injuries, including death, were caused by negligence of the SELLER, or of any of the SELLER’S employees or agents or subcontractors. Nor shall the SELLER be under any liability whatsoever to the BUYER for damage to, or loss or destruction of property in China of the BUYER or of the Supervisor, or of the BUYER’S employees or agents, unless such damage, loss or destruction was caused by negligence of the SELLER, or of any of the SELLER’S employees or agents or subcontractors.

Neither the BUYER nor its Supervisor shall be liable to the SELLER, or to its assistant(s), or to the SELLER’S employees or agents for personal injuries, including death, during the time they or any of them, are on the VESSEL, or within the premises of either the SELLER or its subcontractors, or are otherwise engaged in and about the construction of the VESSEL, unless however, such personal injuries including death are caused by the negligence of the BUYER or its Supervisor. Nor shall the BUYER or its Supervisor be under any liability whatsoever to the SELLER for damage to, or loss or destruction of property in China of the SELLER, its assistant(s), employees or agents, unless and to the extent such damage, loss or destruction was caused by gross negligence or willful misconduct of the BUYER or its Supervisor.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
No act or omission of the Supervisor or his assistants shall, in any way, diminish the liability of the SELLER under Article IX (WARRANTY OF QUALITY) or relieve the SELLER of its obligation in every respect to comply with this CONTRACT and with all the requirements that the Classification Society and/or other regulatory bodies may impose by virtue of the rules and regulations mentioned in Article I of this CONTRACT before delivery of the VESSEL.

5.	SALARIES AND EXPENSES

All salaries and expenses of the Supervisor, or any other employees employed by the BUYER under this Article, shall be for the BUYER’S account.

6.	REPLACEMENT OF SUPERVISOR

The SELLER has the right to request the BUYER to replace any of the Supervisor who is deemed unsuitable and unsatisfactory for the proper progress of the VESSEL’S construction together with reasons. The BUYER shall investigate the situation by sending its representative to the SHIPYARD if necessary, and if the BUYER considers that such SELLER’S request is justified, the BUYER shall effect the replacement as soon as conveniently arrangeable.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE V - MODIFICATION, CHANGES AND EXTRAS

1.	HOW EFFECTED

The Specifications and Plans in accordance with which the VESSEL is constructed, may not be modified and/or changed at any time:

(1)	No modification to the construction of the VESSEL and/or the Specifications and/or plans and/or drawings shall be required or demanded by the BUYER.

(2)
If there is any modification to the construction and/or plans and/or drawings and/or Specifications as required by the buyer of the Reference Vessel and there is any adjustment of any terms of the Contract for the Reference Vessel, such adjustment/modification shall be correspondingly and automatically applied to the VESSEL.

2.	CHANGES IN RULES AND REGULATIONS, ETC.

(1)
If, after the date of signing this CONTRACT, any requirements as to the rules and regulations as specified in this CONTRACT and the SPECIFICATIONS to which the construction of the VESSEL is required to conform, are altered or changed by the Classification Society or the other regulatory bodies authorized to make such alterations or changes, the SELLER and/or the BUYER, upon receipt of the notice thereof, shall transmit such information in full to each other in writing, whereupon within ten (10) days after receipt of the said notice by the BUYER from the SELLER or vice versa, the BUYER shall instruct the SELLER in writing as to the alterations or changes, if any, to be made in the VESSEL which the BUYER, in its sole discretion, shall decide. The SELLER shall promptly comply with such alterations or changes, if any in the construction of the VESSEL, provided that the BUYER shall first agree:

(a)	As to any increase or decrease in the Contract Price of the VESSEL that is occasioned by the cost for such compliance; and/or

(b)	As to any extension in the time for delivery of the VESSEL that is necessary due to such compliance; and/or

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(c)
As to any increase or decrease in the guaranteed figures of the VESSEL stipulated in Article I including but not limited to deadweight and speed of the VESSEL, if such compliance results in increase or decrease in any of the guaranteed figures in Article I; and/or

(d)	As to any other alterations in the terms of this CONTRACT or of SPECIFICATIONS or both, if such compliance makes such alterations of the terms necessary; and/or

(e)	If the price is to be increased, then, in addition, as to providing to the SELLER additional securities reasonably satisfactory to the SELLER.

(2)
If, due to whatever reasons, the parties shall fail to agree on the adjustment of the Contract Price or extension of the time for delivery or increase or decrease of the guaranteed figures stipulated in Article I or providing additional security to the SELLER or any alteration of the terms of this CONTRACT, if any, provided that the alterations or changes are not compulsory, then the SELLER shall be entitled to proceed with the construction of the VESSEL in accordance with, and the BUYER shall continue to be bound by the terms of this CONTRACT and the SPECIFICATIONS without making any such alterations or changes.

(3)
If the alterations or changes are compulsorily required to be made, then, notwithstanding any dispute between the parties relating to the adjustment of the Contract Price and/or extension of the time for delivery and/or increase or decrease of the guaranteed figures stipulated in Article I and/or providing additional security to the SELLER and/or any alteration of the terms of this CONTRACT and/or any other respect, the SELLER shall promptly comply with such alterations or changes first. The Delivery Date shall be further extended for a period necessary for such compliance. The BUYER shall, in any event, bear the costs and expenses of such alterations or changes. Any dispute with regard to the adjustment of the Contract Price and/or the extension of Delivery Date and/or any other disputes shall be determined by arbitration in accordance with Article XIII of this CONTRACT.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
3.	SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT

In the event that any of the materials and/or equipment required by the SPECIFICATIONS or otherwise under this CONTRACT for the construction of the VESSEL cannot be procured in time to meet the SELLER’S construction schedule for the VESSEL, the SELLER may, provided the BUYER so agrees in writing, supply other materials and/or equipment of at least the equivalent quality, capable of meeting the requirements of the Classification Society and of the rules, regulations, requirements and recommendations with which the construction of the VESSEL must comply. Any agreement as to such substitution of materials shall be effected in the manner provided in Paragraph 1 of this Article.

4.	BUYER’S SUPPLIED ITEMS

The BUYER shall deliver to the SELLER at the SHIPYARD the items as specified in the SPECIFICATIONS which the BUYER shall supply on the BUYER’S account (the “BUYER’S Supplied Items”) by the time designated by the SELLER.

Should the BUYER fail to deliver to the SELLER the BUYER’S Supplied Items within the time specified, the delivery of the VESSEL shall automatically be extended for a period of such delay. In such event, the BUYER shall pay to the SELLER all losses and damages sustained by the SELLER due to such delay in the delivery of the BUYER’S Supplied Items and such payment shall be made upon delivery of the VESSEL, provided that the SELLER shall have:

(a)	furnished the BUYER with the time schedule referred to above, two (2) months prior to installation of the BUYER’S Supplied Items; and

(b)
given the BUYER written notice of any delay in delivery of the BUYER’S Supplied Items and the necessary documents or advice for such supplies as soon as the delay occurs which might give rise to a claim by the SELLER under this Paragraph.

If any delay in delivery of the BUYER’S Supplied Items should exceed ten (10) days, the SELLER shall be entitled to proceed with construction of the VESSEL without installation of such items in or onto the VESSEL, without prejudice to the SELLER’S right hereinabove provided, and the BUYER shall accept the VESSEL so completed.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
The SELLER shall be responsible for storing, safekeeping and handling of the BUYER’S Supplied Items as specified in the SPECIFICATIONS after delivery to the SELLER and shall install them on board the VESSEL at the SELLER’S expenses.

Upon arrival of such shipment of the BUYER’S Supplied Items, both parties shall undertake a joint unpacking inspection. If any damages are found to any of the BUYER’S Supplied Items that make it unsuitable for installation, the SELLER shall be entitled to refuse to accept the damaged/defective item.

However, upon request by the BUYER, the SELLER shall assist the BUYER to

(i)	repair the damaged or defective item, if the SELLER is able to do so, and/or

(ii)	accept delivery of a replacement item in good condition,

But, in any event above (i) and (ii) shall be subject to the BUYER’S acceptance of payment by the BUYER of any reasonable costs incurred by the SELLER and extension of Delivery Date of the VESSEL accordingly.

If any of the BUYER’S Supplied Items is lost or damaged while in the custody of the SELLER, the SELLER shall be responsible for such loss or damage.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE VI - TRIALS

1.	NOTICE

The trials shall start when the VESSEL is reasonably completed according to the SPECIFICATIONS and to a standard capable for the performance of adequate trials as set forth in this Article.

The BUYER and the Supervisor shall receive from the SELLER at least fourteen (14) and seven (7) days estimated notice in advance and three (3) days definite notice in advance in writing or by telefax or email, of the scheduled time and place of the VESSEL’S sea trial as described in the SPECIFICATIONS (hereinafter referred to as the “Trial Run”) and the BUYER and the Supervisor shall promptly acknowledge receipt of such notice.

The BUYER’S representatives and/or the Supervisor shall be on board the VESSEL to witness such Trial Run and to check upon the performance of the VESSEL during the same. In the event of failure of the BUYER’S representatives to be present at the Trial Run of the VESSEL after due notice to the BUYER and the Supervisor as provided above, the BUYER shall be deemed to have waived its right to have its representatives on board the VESSEL during the Trial Run, and the SELLER shall conduct such Trial Run within presence of the Classification Society but without the BUYER’S representatives being present, and in such case the BUYER shall be obliged to accept the VESSEL on the basis of a certificate jointly signed by the SELLER and the Classification Society certifying that the VESSEL, after Trial Run subject to minor alterations and corrections as provided in this Article, if any, is found to conform to this CONTRACT and the SPECIFICATIONS.

The SELLER hereby warrants that the necessary invitation letter for the BUYER’S representatives to enter China will be issued on demand otherwise the Trial Run shall be postponed until after the BUYER’S representatives have arrived at the SHIPYARD and any delays as a result thereof shall not count as a permissible delay under Article VIII thereof. However, should the nationalities and other personal particulars of the BUYER’S representative(s) be not acceptable to the SELLER in accordance with its best understanding of the relevant rules, regulations and/or Laws of the People’s Republic of China then prevailing, then the BUYER shall, on the SELLER’S telefax or email demand, effect replacement of all or any of them as soon as reasonably practicable. Otherwise the Delivery Date as stipulated in Article VII hereof shall be extended by the delays as caused by the BUYER.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
In the event of unfavorable weather on the date specified for the Trial Run, the same shall take place on the first available day thereafter that the weather conditions permit. The parties hereto recognize that the weather conditions in Chinese waters, in which the Trial Run is to take place, are such that great changes in weather may arise momentarily and without warning and, therefore, it is agreed that if during the Trial Run of the VESSEL, the weather should suddenly become unfavorable, as would have precluded the continuance of the Trial Run, the Trial Run of the VESSEL shall be discontinued and postponed until the first favorable day next following, unless the BUYER shall assent by telefax or email of its acceptance of the VESSEL on the basis of the Trial Run made prior to such sudden changes in weather conditions.

In the event that the Trial Run is postponed because of unfavorable weather conditions, such delay shall be regarded as a permissible delay, as specified in Article VIII hereof.

2.	HOW CONDUCTED

(a)
All expenses in connection with Trial Run of the VESSEL are to be for the account of the SELLER, who, during the Trial Run and when subjecting the VESSEL to Trial Run, is to provide, at its own expense, the necessary crew to comply with conditions of safe navigation. The Trial Run shall be conducted in the manner prescribed in this CONTRACT and the SPECIFICATIONS and shall prove fulfillment of the performance required for the Trial Run as set forth in the SPECIFICATIONS.

The course of Trial Run shall be determined by the SELLER.

(b)
The SELLER shall provide the VESSEL with the required quantities of water and fuel oil with exception of greases, lubricating oil and hydraulic oil which shall be supplied by the BUYER for the conduct of the Trial Run or Trial Runs as prescribed in the SPECIFICATIONS. The fuel oil supplied by the SELLER and the greases, lubricating oil and hydraulic oil supplied by the BUYER shall be in accordance with the applicable engine specifications, and the cost of the quantities of water, fuel oil, lubricating oil, hydraulic oil and greases consumed during the Trial Run or Trial Runs shall be for the account of the SELLER.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
3.	TRIAL LOAD DRAFT

In addition to the supplies provided by the BUYER in accordance with sub-paragraph (b) of the preceding Paragraph 2 hereof, the SELLER shall provide the VESSEL with the required quantity of fresh water and other stores as necessary for the conduct of the Trial Run. The necessary ballast (fresh and sea water and such other ballast as may be required) to bring the VESSEL to the trial load draft as specified in the SPECIFICATIONS, shall be for the SELLER’S account.

4.	METHOD OF ACCEPTANCE OR REJECTION

(a)
Upon completion of the Trial Run of the VESSEL, the SELLER shall analyze the result of the Trial Run, and if found to be in accordance with this CONTRACT and the SPECIFICATIONS, give the BUYER notice in writing or by telefax or email (a) of successful completion of the Trial Run accompanied by its full report, and copies of all the results and records, of all tests carried out and (b) of conformity of the VESSEL with the requirements of this CONTRACT and the SPECIFICATIONS and within five (5) business days thereafter, the BUYER shall notify the SELLER by telefax or email of its acceptance of the VESSEL or of its rejection of the VESSEL together with the reasons therefor.

(b)
However, should the result of the Trial Run indicate that the VESSEL or any part thereof including its equipment does not conform to the requirements of this CONTRACT and the SPECIFICATIONS, then the SELLER shall investigate with the Supervisor the cause of failure and the proper steps shall be taken to remedy the same and shall make whatever corrections and alterations to the VESSEL.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(c)
Upon completion of correction of such non-conformity, the SELLER shall promptly perform such further trials, or other test of the VESSEL, or the part or equipment thereof concerned, as may be deemed necessary to prove the VESSEL’S compliance with the requirements of this CONTRACT and the SPECIFICATIONS, and if found to be in accordance with this CONTRACT and the SPECIFICATIONS, give to the BUYER notice by telefax or email of such correction, and, as appropriate, successful completion accompanied by its full updated report and copies of all such results and tests, and the BUYER shall, within five (5) business days thereafter, notify the SELLER by telefax or email of its acceptance of the VESSEL or of the rejection of the VESSEL together with the reason therefor on the basis of the alterations and corrections and/or re-trial or re-trials by the SELLER.

(d)	Any notice of rejection of the VESSEL shall state the most significant issues on which the VESSEL fails to conform with the requirements of this CONTRACT and the SPECIFICATIONS.

(e)
If the SELLER does not agree to the rejection by the BUYER of the VESSEL or any part or equipment thereof, the SELLER shall so advise the BUYER promptly, in which case either the BUYER or the SELLER may submit any dispute as to the conformity thereof with the requirements of this CONTRACT and the SPECIFICATIONS to arbitration under Article XIII hereof.

(f)
In the event that the BUYER fails to notify the SELLER by telefax or email of its acceptance or rejection of the VESSEL together with the main reasons therefor within five (5) business days period as provided for in the above sub-paragraphs (a) and (c), the BUYER shall be deemed to have accepted the VESSEL.

(g)
Any dispute arising among the parties hereto as to the result of any Trial Run or further tests or trials, as the case may be, of the VESSEL shall be resolved by reference to arbitration as provided in Article XIII hereof.

(h)
Nothing herein shall preclude the BUYER from accepting the VESSEL with its qualifications and/or remarks following the Trial Run and/or further tests or trials as aforesaid and the SELLER shall be obliged to comply with and/or remove such qualifications and/or remarks (if such qualifications and/or remarks are consistent with the requirements of this CONTRACT and the SPECIFICATIONS) at the time before effecting delivery of the VESSEL to the BUYER under this CONTRACT.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(i)
In the event that the BUYER rejects any aspects of the performance of the VESSEL or its equipment tested on the Trial Run, the BUYER shall indicate the reason in its notice of such rejection in what respect the aspect of the performance of the VESSEL, or any part or equipment thereof does not conform to this CONTRACT and/or the SPECIFICATIONS.

5.	DISPOSITION OF SURPLUS CONSUMABLE STORES

Should any amount of fuel oil, fresh water, or other unbroached consumable stores furnished by the SELLER for the Trial Run or Trial Runs and commissioning remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the SELLER at the SELLER’S actual invoice price, and payment by the BUYER shall be effected upon delivery of the VESSEL as provided in Article II 3(e) and 4(e) of this CONTRACT.

The BUYER shall supply greases, lubricating oil and hydraulic oil for the purpose of Trial Run or Trial Runs and commissioning at its own expenses and the SELLER will reimburse for the amount of greases, lubricating oil and hydraulic oil actually consumed for the said Trial Run or Trial Runs and commissioning at the purchase price incurred by the BUYER, and payment by the SELLER shall be effected upon delivery of the VESSEL as provided in Article II 3(e) and 4(e) of this CONTRACT. The lubricating oil and greases shall be in accordance with the engine specifications and the BUYER shall decide and advise the SHIPYARD of the suppliers’ name for lubricating oil and greases prior to the work commencement of the VESSEL, provided always that such suppliers shall be acceptable to the SHIPYARD and/or the manufacturers of all machinery.

6.	EFFECT OF ACCEPTANCE

The BUYER’S acceptance of the VESSEL by telefax or email notification sent to the SELLER, in accordance with the provisions set out above, shall be final and binding so far as conformity of the VESSEL to this CONTRACT and the SPECIFICATIONS is concerned, and shall preclude the BUYER from refusing formal delivery by the SELLER of the VESSEL, as hereinafter provided, if the SELLER complies with all other procedural requirements for delivery as provided in Article VII and save to the extent of any damage or loss which may occur to the VESSEL in the period after acceptance until formal delivery.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
If, at the time of delivery of the VESSEL, there are minor deficiencies in the VESSEL, such deficiencies should be resolved in such way that if the deficiencies are of minor importance and do not in any way affect the safety or the operation of the VESSEL (including, without limitation, the issue of all safety and trading certificates in accordance with Article VII), the SELLER shall be nevertheless entitled to tender the VESSEL for delivery and the BUYER shall be nevertheless obliged to take delivery of the VESSEL, provided BUYER and SELLER have agreed the time scale following delivery when such minor non-conformities or defects will be corrected by the SELLER.

However, the BUYER’S acceptance of the VESSEL shall not affect the BUYER’S right under Article IX hereof.

The SELLER nevertheless undertakes to use all reasonable endeavours to rectify such minor non-conformities and defects continuously up to the time for delivery of the VESSEL.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE VII - DELIVERY

1.	TIME AND PLACE

The VESSEL shall be delivered safely afloat by the SELLER to the BUYER at the SHIPYARD or any other shipyard relating to the SELLER, in accordance with the SPECIFICATIONS and with all Classification and Statutory Certificates and after completion of Trial Run (or, as the case may be, re-Trial or re-Trials) and acceptance by the BUYER in accordance with the provisions of Article VI hereof on or before 31st March 2027, unless otherwise mutually agreed. In the event of delays in the construction of the VESSEL or any performance required under this CONTRACT due to causes which under the terms of this CONTRACT permit extension of the time for delivery, the aforementioned time for delivery of the VESSEL shall be extended accordingly.

The aforementioned date or such later date to which delivery is extended pursuant to the terms of this CONTRACT is herein called the “Delivery Date”.

The SELLER shall give the BUYER in writing not less than 120 days, 90 days and 60 days of preliminary notice of the delivery and to the extent practicable the SELLER shall notify and confirm as soon as possible prior to such date of delivery. The SELLER shall also give thirty (30) days’ provisional notice of the date of delivery and not less than fourteen (14) days and seven (7) days notice of the approximate date and five (5) days notice of the actual date on which the VESSEL will be ready for delivery.

However, the delivery of the VESSEL cannot be earlier than 12th January 2027 without prior written consent of the BUYER.

2.	WHEN AND HOW EFFECTED

Provided that the SELLER and the BUYER shall have fulfilled all of their respective obligations as stipulated in this CONTRACT, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the parties hereto, one to the other, of a Protocol of Delivery and Acceptance signed by the parties hereto, acknowledging delivery of the VESSEL by the SELLER and acceptance thereof by the BUYER. The Protocol of Delivery and Acceptance shall be prepared in duplicate and executed by each of the parties hereto.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
3.	DOCUMENTS TO BE DELIVERED TO THE BUYER

Upon delivery and acceptance of the VESSEL, the SELLER shall deliver to the BUYER the following documents which shall accompany the aforementioned Protocol of Delivery and Acceptance:

(a)	PROTOCOL OF TRIALS (including results of Main Engine Shop Trials) of the VESSEL made by the SELLER pursuant to the SPECIFICATIONS;

(b)	PROTOCOL OF INVENTORY of the equipment of the VESSEL including spare parts and the like, all as specified in the SPECIFICATIONS, made by the SELLER;

(c)	PROTOCOL OF STORES OF CONSUMABLE NATURE made by the SELLER referred to under Paragraph 5 of Article VI hereof;

(d)	FINISHED DRAWINGS, MANUALS AND PLANS pertaining to the VESSEL as stipulated in the SPECIFICATIONS, made by the SELLER;

(e)	PROTOCOL OF INCLINING OR DEADWEIGHT EXPERIMENT, made by the SELLER;

(f)	ALL CERTIFICATES required to be furnished upon delivery of the VESSEL pursuant to this CONTRACT, the SPECIFICATIONS and the customary shipbuilding practice, including but not limited to:

(i)	Classification Certificate
(ii)	Safety Construction Certificate
(iii)	Safety Equipment Certificate
(iv)	Safety Radio Certificate
(v)	International Loadline Certificate
(vi)	International Tonnage Certificate
(vii)	Builder’s Certificate, duly notarized

The VESSEL will be delivered with class certificates, free of any conditions, and/or recommendations.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
Certificates shall be issued by relevant Authorities or Classification Society. The VESSEL shall comply with the above rules and regulations which have already been issued/published, effective and become compulsorily applicable on or before the date of signing this CONTRACT. All the certificates shall be delivered in one (1) original to the VESSEL and one (1) photocopy to the BUYER.

If the full term certificate or certificates are unable to be issued at the time of delivery by the Classification Society or any third party other than the SELLER, then the provisional certificate or certificates as issued by the Classification Society or the third party other than the SELLER with the full term certificates to be furnished by the SELLER after delivery of the VESSEL and in any event within six (6) months after delivery of the VESSEL and provided the provisional certificates so supplied shall be sufficient for the VESSEL to commence and continue its normal trading.

(g)
DECLARATION OF WARRANTY issued by the SELLER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, claims, mortgages, or other encumbrances upon the BUYER’S title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the province or country of the port of delivery, as well as of all liabilities of the SELLER to its subcontractors, employees and crews and/or all liabilities arising from the operation of the VESSEL in Trial Run or Trial Runs, or otherwise, prior to delivery except as otherwise provided under this CONTRACT.

(h)	COMMERCIAL INVOICE.

(i)	BILL OF SALE made by the SELLER transferring title to the VESSEL free of all liens, claims, mortgages and other encumbrances whatsoever.

(j)	BUILDER’S CERTIFICATE made by the SELLER.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(k)
Any other documents, including the attestation of any delivery documents, reasonably required by the BUYER in connection with the financing or registration of the VESSEL provided that (1) the SELLER is able to provide such documents, (2) the BUYER agrees to bear all the reasonable documented costs and expenses which shall be paid by the BUYER on or before the delivery (or the BUYER indemnifies the SELLER against such costs and expenses) (3) the BUYER shall provide its best cooperation and sufficient advance notice, and (4) the construction and/or delivery of the VESSEL is not affected by such BUYER’S requirement of additional documents.

The SELLER agrees to obtain notarization and/or legalization/apostille of the BILL OF SALE and the BUILDER’S CERTIFICATE if so required by the VESSEL’S flag state and/or the BUYER’S financiers.

4.	TITLE AND RISK

Title to and risk of the VESSEL shall pass to the BUYER only upon delivery and acceptance thereof having been completed as stated above; it being expressly understood that, until such delivery is effected, title to the VESSEL and her equipment shall remain at all times with the SELLER and are at the entire risk of the SELLER. The title to the BUYER’S Supplied Items as provided in Article V shall remain with the BUYER (except for Article XI 4(b)(i)) and the SELLER’S responsibility for such BUYER’S Supplied Items shall be as described in Article V.

5.	REMOVAL OF VESSEL

The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof, and shall remove the VESSEL from the premises of the SELLER within five (5) days after delivery and acceptance thereof is effected. If the BUYER shall not remove the VESSEL from the premises of the SELLER within the aforesaid five (5) days, then, in such event, without prejudice to the SELLER’S right to require the BUYER to remove the VESSEL immediately at any time thereafter, the BUYER shall pay to the SELLER the reasonable mooring charge of the VESSEL.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
6.	TENDER OF THE VESSEL

If the BUYER fails to take delivery of the VESSEL after completion thereof according to this CONTRACT and the SPECIFICATIONS without justified reason, the SELLER shall have the right to tender the VESSEL for delivery by notice in writing to the BUYER after compliance with all procedural requirements as above provided.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE VIII - DELAYS & EXTENSION OF TIME FOR DELIVERY

1.	CAUSE OF PERMISSIBLE DELAYS

If, at any time after signing this CONTRACT, either the construction or delivery of the VESSEL or any performance required hereunder as a prerequisite of delivery of the VESSEL is delayed by any of the following events which are beyond the control of the SELLER and/or of its subcontractors/suppliers, and which were not existing or could not have been avoided by reasonable business planning and were not foreseeable or known to the SELLER at the date of this CONTRACT, and the effect of which could not have been avoided or reduced by the exercise of due diligence by the SELLER and/or its subcontractors/suppliers, and which affect the construction schedule of the VESSEL including preparation for construction:

Acts of God, acts of state of government authorities, war or warlike conditions or other hostilities or preparations therefor, blockade, revolution, insurrection, mobilizations, civil war, civil commotions, acts of the public enemy, terrorism, riots, strikes, lockouts or other labor disturbances, labor shortage, vandalism, sabotage (but not for riots, strikes, vandalism, sabotage or lockouts affecting only the employees of the SELLER or its subcontractors/suppliers), plagues or other epidemics, quarantines, sand storm, snow disaster, local daily highest temperature higher than 37 degree centigrade continuing for  three (3) days or more, prolonged failure, shortage or restriction of electric current from an outside source, short supply of oil and/or gas due to general shortage, freight embargoes, delay or failure in transportation, import restrictions (but not for import restrictions affecting the SELLER or its subcontractors by reason of the application of Sanctions), delay in delivery and/or short supply of timely ordered materials and/or machinery and/or equipment to be supplied by the subcontractor/supplier if and to the extent that such delay or short supply is itself directly caused by one of the other events described in this Paragraph 1 as permissible delay events and provided that such materials and equipment at the time of ordering could reasonably be expected by SELLER to be available and delivered in time, earthquakes, tidal waves, unusual severe weather conditions, destruction of or damage to the SELLER or works of the SELLER and/or its subcontractors/suppliers, or of the VESSEL or any part thereof by accidental fire, flood, typhoons, hurricanes, storms, landslides, accidental fire explosions, accidental collisions, or by any causes herein described, delays in the SELLER’S other commitments directly resulting from any causes herein described which in turn delay the construction of the VESSEL or the SELLER’S performance under this CONTRACT, and intervention of Authorities of People’s Republic of China over which the SELLER and/or its subcontractors/suppliers have no control, and any other causes which are specified in this CONTRACT as causes of permissible delays of delivery of the VESSEL or other causes or accidents beyond control of the SELLER or its subcontractors/suppliers, as the case may be, or due to the delay, or restriction on the Trial Run due to government orders, then, in the event of delay due to the happening of any of the aforementioned contingencies, the SELLER shall not be liable for such delay and the time for delivery of the VESSEL under this CONTRACT shall be extended without any reduction in the Contract Price for a period of time equal to the actual effect on the critical path construction schedule of the VESSEL but which shall not in any event exceed the total accumulated time of all such delays (and for this purpose, delays attributable to two (2) or more concurrent events shall not be aggregated and shall not be count more than once), subject nevertheless to the BUYER’S right of cancellation under Paragraph 3 of this Article and subject however to all the relevant provisions of this CONTRACT which authorize and permit extension of the time of delivery of the VESSEL, provided that:

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(a)	such delay or event has not been caused by any omission, act or negligence of the SELLER or its subcontractors/suppliers and

(b)	the SELLER shall use all reasonable efforts to prevent or minimize any delay in the construction of the VESSEL resulting from such events (including the obtaining of items from alternative sources).

2.	NOTICE OF DELAY

As soon as possible within seven (7) days from the date of commencement of any delay, on account of which the SELLER claims that it is entitled under this CONTRACT to an extension of the time for delivery of the VESSEL, the SELLER shall advise the BUYER by telefax or email of the date such delay commenced, and the reasons therefor and shall supply the BUYER with evidence to justify the delay claimed within thirty (30) business days thereafter.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
Likewise, as soon as possible within seven (7) days after such delay ends, the SELLER shall advise the BUYER by telefax or email of the date such delay ended and also shall notify the BUYER of the period by which the date for delivery of the VESSEL is extended by reason of such delay.

Failure of the BUYER to acknowledge of SELLER’S notification of any claim for extension of the Delivery Date within seven (7) days after receipt by the BUYER of such notification, shall be deemed to be a waiver by the BUYER of its right to object to such extension.

Failure by the SELLER to comply with the notice provisions in this Paragraph 2 shall preclude the SELLER from any right to extension of the Delivery Date.

3.	RIGHT TO CANCEL FOR EXCESSIVE DELAY

If the total accumulated time of (i) all permissible delays accrued under and in accordance with Paragraph 1 above aggregate to one hundred and eighty (180) days or more or (ii) all such permissible delays and non-permissible delays aggregate to two hundred and forty (240) days or more, excluding delays determined by any arbitration tribunal as provided for in Article XIII hereof or due to default in performance by the BUYER, or due to delays in delivery of the BUYER’S Supplied Items, and excluding delays due to causes which, under Article V, Article VI, Article XI and Article XII hereof, permitting extension or postponement of the time for delivery of the VESSEL, then in such event, the BUYER may in accordance with the provisions set out herein rescind or cancel this CONTRACT by serving upon the SELLER telefaxed or emailed notice of cancellation and the provisions of Article X of this CONTRACT shall apply. Such rescission shall be effective as of the date of the notice thereof is received by the SELLER. If the BUYER has not served the notice of rescission as provided in Article III(1) or Article VIII (3) the SELLER may at any time after expiration of the accumulated time of the delay in delivery, either two hundred ten (210) days in case of the non- permissible delays in Article III Paragraph 1 or one hundred eighty (180) days in case of the permissible delays of Article VIII Paragraph 3 or two hundred forty (240) days in case of the total permissible delays and non- permissible delays in Article VIII Paragraph 3, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within thirty (30) days after such demand is received by the BUYER either notify the SELLER of its intention to cancel, or consent to an extension of the time for delivery to a mutually agreed future date. If the BUYER consents to an extension of the time for delivery to a mutually agreed future date, the SELLER shall remain liable at delivery for such liquidated damages accrued at time of agreement of such extension as well as any additional liquidated damages accruing after the future date but always subject to the maximum liquidated damages USD 2,340,000.00 in accordance with Article III Paragraph 1. It is understood and agreed by the parties hereto that if any further delay occurs on account of causes justifying cancellation as specified in this CONTRACT, the BUYER shall have the same right of cancellation upon the same terms as hereinabove provided.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
4.	DEFINITION OF PERMISSIBLE DELAY

Delays on account of such causes as provided for in Paragraph 1 of this Article, but excluding any other extensions of a nature which under the terms of this CONTRACT permit postponement of the Delivery Date, shall be understood to be (and are herein referred to as) permissible delays, and are to be distinguished from non-permissible delays on account of which the Contract Price of the VESSEL is subject to adjustment as provided for in Article III hereof.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE IX - WARRANTY OF QUALITY

1.	GUARANTEE OF MATERIAL AND WORKMANSHIP

The SELLER, for a period of twelve (12) months following delivery to the BUYER of the VESSEL, guarantees the VESSEL, her hull, engine and machinery and all parts and equipment thereof that are manufactured or furnished or supplied by the SELLER and/or its subcontractors or suppliers under this CONTRACT including material, equipment (however excluding any parts for the VESSEL which have been supplied by or on behalf of the BUYER) against all defects which are due to defective design, defective installation, materials, and/or poor workmanship, construction, design, miscalculations or omissions or other improper acts by the SELLER and/or its subcontractors or suppliers provided that notice thereof shall have been duly given to SELLER as prescribed below.

The SELLER agrees that upon the expiry of this guarantee it shall assign to the BUYER, all rights, title and interest that the SELLER may have in and to all guarantees or warranties given by the supplier of any of the appurtenances and materials used in the construction and/or operation of the VESSEL. The SELLER agrees to render to the BUYER all reasonable assistance in making any claim or taking any action against any such supplier, which claim or action shall be made and/or taken at the BUYER’S sole expense.

The full amount of any additional guarantees or warranties given by the SELLER’S subcontractors, suppliers, or manufacturers, if any, shall be duly transferred to the BUYER by the SELLER to the maximum extent they are capable of being transferred in law but no such assignment shall discharge the SELLER from its responsibilities or obligation hereunder.

The BUYER shall be entitled on or after delivery and acceptance of the VESSEL to assign its rights under this Article to any purchaser or bareboat charterer or financier of the VESSEL without the prior written consent of the SELLER. Notice of any such assignment shall be given by the BUYER to the SELLER.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
Any remedial work carried out in accordance with this Article shall in turn benefit from a further guarantee on the same terms as set out in this Article, such further guarantee to be for a period of twelve (12) months from completion of such work, subject to that the overall maximum guarantee period for those above remedial parts shall not exceed eighteen (18) months from the actual delivery date of the VESSEL.

2.	NOTICE OF DEFECTS

The BUYER shall notify the SELLER in writing, or by telefax or email of any defects for which a claim is made under this guarantee in the SELLER’S special claim form together with photo showing defect or damaged part, as promptly as possible, but not later than seven (7) days after discovery thereof. The BUYER’S written notice shall describe the nature of the defect and the extent of the damage caused thereby. The SELLER shall have no obligation under this guarantee for any defects discovered prior to the expiry date of this guarantee, unless notice of such defects is received by the SELLER not later than twenty-one (21) days after such expiry date. Telefaxed or emailed advice with brief details explaining the nature of such defect and extent of damage within the time limit(s) above and that a claim is forthcoming will be sufficient compliance with the requirements as to time.

3.	REMEDY OF DEFECTS

The SELLER shall remedy, at its expense, any defects against which the VESSEL or any part of the equipment thereof is guaranteed under this Article by making all necessary repairs and/or replacements at the shipyard or elsewhere as provided for in (b) below. Such repairs and/or replacements will be made by the SELLER.

However, if the BUYER (acting reasonably) considers it is impractical to make the repair by the SELLER, and/or if forwarding by the SELLER of replacement parts, and materials cannot be accomplished without impairing or delaying the operation or working schedule of the VESSEL, then, in any such event, the BUYER shall have the right to cause the necessary repairs or replacements to be made elsewhere which is deemed suitable for the purpose, at the discretion of the BUYER provided that the BUYER shall first and in all events, will, as soon as possible, give the SELLER notice in writing, or by telefax or email of the time and place such repairs will be made and, if the VESSEL is not thereby delayed, or her operation or working schedule is not thereby delayed, or her operation or working schedule is not thereby impaired, the SELLER shall have the right to verify by its own representative(s) or that of Classification Society the nature and extent of the defects complained of. The SELLER shall, in such cases, promptly advise the BUYER, by telefax or email, after such examination has been completed, of its acceptance or rejection of the defects as ones that are subject to the guarantee herein provided.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
In any circumstances as set out below, the SELLER shall pay to the BUYER a sum in United States Dollars for the cost actually incurred by the BUYER for such repairs or replacements, or calculated as the average cost for making similar repairs or replacements as quoted by a leading shipyard each in Singapore and Malaysia area, Shanghai, Guangzhou and Dalian, whichever is lower, but excluding any indirect, special, exemplary, punitive and/or consequential losses and damages, arising from, or relating to or in connection with such repairs or replacements (including but not limited to loss of hire, loss of contract, loss of profit, crew wage, cost of stores or inspection, customs, ship removal and towage, port and anchorage charge, claims from third party):

(a)	upon the SELLER’S acceptance of the defects as justifying remedy under this Article, or

(b)	if the SELLER neither accepts nor rejects the defects as above provided, nor request arbitration within fifteen (15) days after its receipt of the BUYER’S notice of defects.

In any event, the VESSEL shall be taken at the BUYER’S cost and responsibility to the place elected, ready in all respects for such repairs or replacements.

Replacement parts or materials furnished to the BUYER by the SELLER for making repairs in an emergency under this guarantee elsewhere than at the SHIPYARD or in other facility of the SELLER in People’s Republic of China shall be transported to the VESSEL at the place of such emergency repairs by air-freight at the SELLER’S expense. In the event the repairs are not urgent and do not affect the seaworthiness of the VESSEL, such replacement parts shall be transported by sea freight to the VESSEL or to the place specified by the BUYER at the SELLER’S expense.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
Any dispute under this Article shall be referred to arbitration in accordance with the provisions of Article XIII hereof.

4.	EXTENT OF THE SELLER’S LIABILITY

(a)
The SELLER’S liability under this Article IX is strictly limited to the repair and/or replacement of any defects in the VESSEL which (i) are due to defective design, defective materials, and/or poor workmanship, construction, design, miscalculation or omissions on the part of the SELLER and/or its subcontractors specified in Paragraph 1 of this Article, and (ii) have been discovered and properly notified to the SELLER in accordance with Paragraph 2 of this Article (“DEFECT(s)”).

(b)
The SELLER shall have no responsibility or liability for any other defects whatsoever in the VESSEL other than the DEFECT(s). The SELLER shall have no obligation and/or liabilities with respect to defects discovered after the expiration of the guarantee period specified above.

(c)
The SELLER shall not be obligated to repair, or to be liable for, damages to the VESSEL, or to any part of the equipment thereof, due to ordinary wear and tear or caused by the defects other than those specified in Paragraph 1 above, nor shall there be any SELLER’S liability hereunder for defects in the VESSEL, or any part of the equipment thereof, caused by fire or other accidents at sea or elsewhere (which fire or other accident is not directly caused or contributed to by a DEFECT), or accidents, or negligence in the maintenance of the VESSEL on the part of the BUYER, its employees or agents including the VESSEL’S officers, crew and passengers, or any persons on or doing work on the VESSEL other than the SELLER, its employees, agents or subcontractors, except caused by the maintenance of the VESSEL’S equipment in accordance with the SELLER’S supplier’s written instructions. Likewise, the SELLER shall not be liable for defects in the VESSEL, or the equipment or any part thereof, due to repairs or replacement which were made by those other than the SELLER and/or their subcontractors and/or not in accordance with this Article. The SELLER shall not be responsible for any DEFECT(s) in any part of the VESSEL which subsequent to delivery of the VESSEL has been replaced or in any way repaired by any other contractor other than in accordance with this Article.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(d)
Upon delivery of the VESSEL to the BUYER, in accordance with the terms of this CONTRACT, the SELLER shall thereby and thereupon be released of all responsibility and liability whatsoever and howsoever arising under or by virtue of this CONTRACT (save in respect of those obligations to the BUYER expressly provided for in this Article IX and in Article XVI (patents, trademarks and copyright)). Nor shall The SELLER in any circumstances, be responsible or liable for (i) any consequential, indirect or special losses, damages or expenses whatsoever or howsoever arising; or (ii) any losses, damages or expenses for loss of time, loss of profit, loss of earnings or demurrage, regardless of whether such losses, damages or expenses are the direct or indirect result of any DEFECT(s) or are the direct or indirect result of repairs or other works done to the VESSEL to remedy such DEFECT(s).

(e)
The guarantee provided in this Article and the obligations and the liabilities of the SELLER hereunder are exclusive and in lieu of and the BUYER hereby waives all other remedies, warranties, guarantees, liabilities or conditions, express or implied, arising by law, customary, statutory or otherwise (including without limitation any obligations of the SELLER with respect to fitness, merchantability and consequential damages) or whether or not occasioned by the SELLER’S negligence. The guarantee contained in this Article shall not be extended, altered or varied except by a written instrument signed by the duly authorized representatives of the SELLER and the BUYER.

(f)
In case of the sale of the VESSEL from the BUYER to a new owner during the above stipulated guarantee period or if the BUYER bareboat charters the VESSEL, the SELLER agrees that BUYER may assign the remaining guarantee period to the new owner or bareboat charterer, which shall in no circumstances exceed twelve (12) months from the date of delivery of the VESSEL to the BUYER provided that this shall not impose any more obligations and /or liabilities to the SELLER than those contained in the original guarantee as set out herein.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE X - CANCELLATION, REJECTION AND RESCISSION BY THE BUYER

1.
All payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advance to the SELLER. In the event the BUYER shall exercise its right of termination, cancellation and/or rescission of this CONTRACT under and pursuant to any of the provisions of this CONTRACT specifically permitting the BUYER to do so, then the BUYER shall notify the SELLER in writing or by telefax or email, and such termination, cancellation and/or rescission shall be effective as of the date the notice thereof is received by the SELLER, unless, by the time of the attempted delivery of the aforesaid notice, the SELLER as a corporate body has ceased its corporate existence and the notice hereunder cannot be served on it (or on any duly appointed officer, liquidator, receiver or trustee), and it is only under such circumstances the notice of rescission shall be deemed to be received in such method as set forth in Article XVII hereof.

In addition to the BUYER’S right of cancellation and /or rescission of this CONTRACT under and pursuant to any of the provisions of this CONTRACT specifically permitting the BUYER to do so, the BUYER shall be entitled to rescind or terminate this CONTRACT upon occurrence of any of the following events:

(a)
The SELLER applies for or consents to the appointment of a receiver, trustee or liquidator or an order is made by any competent court or resolutions are passed by the Board of Directors and /or shareholders and /or creditor(s) of the SELLER for the appointment of a liquidator, receiver, trustee, administrator or similar officer of the SELLER, or any final and effective order is made by any competent court for the winding-up or liquidation of the SELLER, provided however that it shall not be deemed as SELLER’S default under this sub-paragraph (a) hereof if in any such case the SELLER is engaged in a bona fide restructure of its business or amalgamation or merger without insolvency which does not prejudice its creditors and /or the SELLER (each of the preceding an “Insolvency Event”). For the avoidance of doubt, the BUYER’S right of termination shall arise if either of the companies constituting the “SELLER” suffers an Insolvency Event; or

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(b)
failure of the SELLER to (i) issue the Refund Guarantee within ninety (90) days of the date this CONTRACT is executed by all parties or (ii) maintain or extend the Refund Guarantee, in each case in accordance with Paragraph 7 of Article II hereof or failure to maintain the necessary approvals; or

(c)
if, by reason or in consequence of any Sanctions imposed on, applying to, or affecting, the SELLER, or the SELLER’S parent company, or the Refund Guarantor, the BUYER is prevented or prohibited from performing its obligations under this CONTRACT or taking delivery of, removing from China, registering, operating or otherwise having full and unrestricted use of the VESSEL, or it is or becomes impossible for the BUYER to demand or receive payment under the Refund Guarantee when it would otherwise be entitled to do so.

(d)
if an Insolvency Event occurs with respect to the Refund Guarantor and if the SELLER is unable to substitute the Refund Guarantor with the new one that is acceptable to the BUYER within ninety (90) days.

2.
Thereupon the SELLER shall refund in United States Dollars to the BUYER the full amount of all sums paid by the BUYER to the SELLER on account of the VESSEL, unless the SELLER disputes the BUYER’S cancellation and/or rescission by instituting arbitration in accordance with Article XIII. If the BUYER’S cancellation or rescission of this CONTRACT is disputed by the SELLER by instituting arbitration as aforesaid, then no refund shall be made by the SELLER, until the arbitration award between the BUYER and the SELLER which shall be in favour of the BUYER, declaring the BUYER’S cancellation and/or rescission justified, is made and delivered to the SELLER, provided that the parties acknowledge that the BUYER shall nevertheless be entitled to demand repayment from the Refund Guarantor under the Refund Guarantee notwithstanding any such dispute between the parties to this CONTRACT.

In the event that the SELLER is obligated to make refundment, the SELLER shall pay the BUYER interest in United States Dollars at the rate of five percent (5%) per annum, if the termination, cancellation or rescission of this CONTRACT is exercised by the BUYER under and pursuant to any of the provisions of this CONTRACT specifically permitting the BUYER to do so, on the amount required herein to be refunded to the BUYER computed from the respective dates when such sums were received by the bank account as nominated by the SELLER pursuant to Article II 4(a), 4(b), 4(c), 4(d) from the BUYER to the date of remittance by telegraphic transfer of such refund to the BUYER by the SELLER.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
3.	Upon such refund by the SELLER to the BUYER, all obligations, duties and liabilities of each of the parties hereto to the other under this CONTRACT shall be forthwith completely discharged.

4.
The remedy set out in this Article X shall be the sole remedy of the BUYER in the event of termination, cancellation or rescission by the BUYER of this CONTRACT under and pursuant to any of the provisions of this CONTRACT specifically permitting the BUYER to do so, or in the event of any other termination, cancellation or rescission of this CONTRACT by the BUYER due to the SELLER’s breach of contract.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE XI - BUYER’S DEFAULT

1.	DEFINITION OF BUYER’S DEFAULT

The BUYER shall be deemed in default of its obligation under this CONTRACT if any of the following events occurs:

(a)
The BUYER fails to pay the First or Second or Third or Fourth Instalment to the SELLER when any such Instalment(s) becomes due and payable under the provisions of Article II hereof and the BUYER has not effected payment thereof together with interest thereon at the rate provided at Article XI Paragraph 3 below within four (4) business days of being notified by the SELLER of such non payment; or

(b)	The BUYER fails to pay the Fifth Instalment to the SELLER concurrently with the delivery of the VESSEL by the SELLER to the BUYER in accordance with Paragraph 3(e) and 4(e) of Article II hereof; or

(c)	The BUYER fails to take delivery of the VESSEL within three (3) banking days, when the VESSEL is duly tendered for delivery by the SELLER under the provisions of Article VII hereof.

(d)
The BUYER applies for or consents to the appointment of a receiver, trustee or liquidator or an order is made by any competent court or resolutions are passed by the Board of Directors and /or shareholders and /or creditor(s) of the BUYER for the appointment of a liquidator, receiver, trustee, administrator or similar officer of the BUYER, or any final and effective order is made by any competent court for the winding- up or liquidation of the BUYER, provided however that it shall not be deemed as BUYER’S default under this sub-paragraph (d) hereof if in any such case the BUYER is engaged in a bona fide restructure of its business or amalgamation or merger without insolvency which does not prejudice its creditors and /or the BUYER.

(e)	failure of the BUYER to issue or maintain the Corporate Guarantee as per Paragraph 6 of Article II hereof;

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(f)
if, by reason or in consequence of any Sanctions imposed on, applying to, or affecting, the BUYER or the Corporate Guarantor, the SELLER is prevented or prohibited from performing its obligations under this CONTRACT, or from receiving payment of the Contract Price.

(g)
if an Insolvency Event as described in the sub-paragraph (d) above occurs with respect to the Corporate Guarantor and if the BUYER is unable to substitute the Corporate Guarantor with the new one that is acceptable to the BUYER within ninety (90) days.

2.	NOTICE OF DEFAULT

If the BUYER is in default of payment or in performance of its obligations as provided hereinabove, the SELLER shall notify the BUYER to that effect by telefax or email after the date of occurrence of the default as per Paragraph 1 of this Article and the BUYER shall forthwith acknowledge by telefax or email to the SELLER that such notification has been received.

In case the BUYER does not give the aforesaid telefax or email acknowledgment to the SELLER within three (3) days it shall be deemed that such notification has been duly received by the BUYER.

Without prejudice to the foregoing, if the circumstances described in Article II Paragraph 2 apply, the parties shall discuss the possibility of paying in an alternative currency as described therein.

3.	INTEREST AND CHARGE

If the BUYER is in default of payment as to any instalment as provided in Paragraph 1 (a) and/or 1(b) of this Article, the BUYER shall pay interest on such instalment at the rate of five percent (5%) per annum for a period from the date when such instalment(s) becomes due and payable under the provisions of Article II hereof to the date of the payment of the full amount, including all aforesaid interest. In case the BUYER shall fail to take delivery of the VESSEL when required to as provided in Paragraph 1 (c) of this Article, the BUYER shall be deemed in default of payment of the Fifth (5th) Instalment and shall pay interest thereon at the same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the SELLER, as provided in Article VII Paragraph 6 hereof.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
4.	DEFAULT BEFORE DELIVERY OF THE VESSEL

(a)
If any default by the BUYER occurs as defined in Paragraph 1 (a) or 1 (b) or 1 (c) of this Article, the Delivery Date shall, be automatically postponed for a period of continuance of such default by the BUYER.

(b)
If any such default as defined in Paragraph 1 (a) or 1 (b), 1 (c) or 1 (e) of this Article continues for a period of fifteen (15) days following written notice by the SELLER of the default or any such default as defined in Paragraph 1 (d), 1 (f) or 1 (g) of this Article committed or suffered by the BUYER occurs, then, the SELLER shall have all following rights and remedies:

(i)
The SELLER may, at its option, cancel or rescind this CONTRACT, provided the SELLER has notified the BUYER of such default pursuant to Paragraph 2 of this Article, by giving notice of such effect to the BUYER by telefax or email. Upon receipt by the BUYER of such telefax or email notice of cancellation or rescission, all of the BUYER’S Supplied Items shall forthwith become the sole property of the SELLER, and the VESSEL and all its equipment and machinery shall be at the sole disposal of the SELLER for sale or otherwise; and

(ii)
In the event of such cancellation or rescission of this CONTRACT, the SELLER shall be entitled to retain any instalment or instalments of the Contract Price paid by the BUYER to the SELLER on account of this CONTRACT.

5.	SALE OF THE VESSEL

(a)
In the event of termination, cancellation or rescission of this CONTRACT as above provided, the SELLER shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at a public or private sale on such terms and conditions as the SELLER thinks fit without being answerable for any loss or damage occasioned to the BUYER thereby.

The SELLER shall use its reasonable efforts to obtain the best terms possible.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
In the case of sale of the VESSEL, the SELLER shall give telefax or email notice to the BUYER.

(b)
In the event of the sale of the VESSEL in its completed state, the proceeds of sale received by the SELLER shall be applied firstly to payment of all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’S default, and then to payment of all unpaid instalments and/or unpaid balance of the Contract Price and interest on such instalment at the interest rate as specified in the relevant provisions set out above from the respective due dates thereof to the date of application.

(c)
In the event of the sale of the VESSEL in its incomplete state, the proceeds of sale received by the SELLER shall be applied firstly to all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’S default, and then to payment of all costs of construction of the VESSEL (such costs of construction, as herein mentioned, shall include but are not limited to all costs of labor and/or prices paid or to be paid by the SELLER for the equipment and/or technical design and/or materials purchased or to be purchased, installed and/or to be installed on the VESSEL) and/or any fees, charges, expenses and/or royalties incurred and/or to be incurred for the VESSEL less the instalments so retained by the SELLER, and compensation to the SELLER for a reasonable sum of loss of profit which the SELLER would have been entitled to receive if the VESSEL had been completed and delivered.

(d)
In either of the above events of sale, if the proceeds of sale exceed the total of the amounts to which such proceeds are to be applied as aforesaid, the SELLER shall promptly pay the excesses to the BUYER without interest, provided, however that the amount of each payment to the BUYER shall in no event exceed the total amount of instalments already paid by the BUYER and the cost of the BUYER’S Supplied Items, if any.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(e)	If the proceeds of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER and/or the Corporate Guarantor shall promptly pay the deficiency to the SELLER upon request.

(f)
The remedy set out in this Article XI shall be the sole remedy of the SELLER in the event of termination, cancellation or rescission by the SELLER of this CONTRACT due to BUYER’S Default, or in the event of any other termination, cancellation or rescission of this CONTRACT by the SELLER due to the BUYER’s breach of contract.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE XII - INSURANCE

1.	EXTENT OF INSURANCE COVERAGE

From the time of keel-laying of the first section of the VESSEL until the same is completed, delivered to and accepted by the BUYER, the SELLER shall, at its own cost and expense, keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit, delivered to the SELLER for the VESSEL or built into, or installed in or upon the VESSEL, including the BUYER’S Supplied Items, fully insured with one of first class Chinese insurance companies for SELLER’S risk, under coverage corresponding to London Institute of Builder’s Risks clause (but without exclusion for earthquakes or volcanic eruptions).

The amount of such insurance coverage shall, up to the date of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the aggregate of all instalments and any other payments made by the BUYER to the SELLER and including accrued interest at five percent (5%) per annum on BUYER’S instalments and including the value of the BUYER’S Supplied Items. One copy of each of the SELLER’S risk insurance policy shall be delivered to the BUYER upon the BUYER’S request. Any deductible set forth in the above policy or places of insurance shall be borne solely for the account of the SELLER. The policy referred to hereinabove shall be taken out in the name of the SELLER and all losses under such policy shall be payable to the SELLER as per Paragraph 2 of this Article below.

2.	APPLICATION OF RECOVERED AMOUNT

(a) Partial Loss:
In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance and delivery thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the SELLER shall apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage satisfactory to the Classification Society and other institutions or authorities as described in the SPECIFICATIONS without additional expenses to the BUYER, and the BUYER shall accept the VESSEL under this CONTRACT if completed and if it is upon delivery in all respects in accordance with this CONTRACT and the SPECIFICATIONS and not make any claim for any consequential loss or depreciation.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
(b) Total Loss:
However, in the event that the VESSEL is determined to be an actual or a constructive total loss, the SELLER shall either:

(i)
By the mutual agreement between the parties hereto, proceed in accordance with terms of this CONTRACT, in which case the amount recovered under said insurance policy shall be applied to the reconstruction and/or repair of the VESSEL’S damages and/or reinstallation of the BUYER’S Supplied Items, provided the parties hereto shall have first agreed in writing as to such reasonable extension of the Delivery Date and adjustment of other terms of this CONTRACT including the Contract Price as may be necessary for the completion of such reconstruction; or

(ii)
If due to whatever reasons the parties fail to agree on the above, then refund immediately to the BUYER the amount of all instalments paid to the SELLER under this CONTRACT with interest, at the rate of five percent (5%) per annum for a period from the respective dates when such instalments were received by the bank account as nominated by the SELLER pursuant to Article II 4(a), 4(b), 4(c), 4(d) from the BUYER to the date of remittance by telegraphic transfer of such refund to the BUYER by the SELLER, and return to the BUYER all of the BUYER’S Supplied Items which were not incorporated into the VESSEL and pay to the BUYER an amount equal to the cost to the BUYER of those BUYER’S Supplied Items incorporated into the VESSEL, whereupon this CONTRACT shall be deemed to be canceled and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
Within thirty (30) days after receiving telefax or email notice of any damage to the VESSEL constituting an actual or a constructive total loss, the BUYER shall notify the SELLER by telefax or email of its agreement or disagreement under this sub-paragraph. In the event the BUYER fails to so notify the SELLER, then such failure shall be construed as a disagreement on the part of the BUYER. This CONTRACT shall be deemed as rescinded and canceled and the BUYER receive the refund as hereinabove provided and the provisions hereof shall apply.

3.	TERMINATION OF THE SELLER’S OBLIGATION TO INSURE

The SELLER’S obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery thereof to and acceptance by the BUYER.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE XIII - DISPUTES AND ARBITRATION

1.	RULES, REGULATIONS AND REQUIREMENTS OF CLASSIFICATION SOCIETY

In the event that any dispute shall arise as to the conformity and compliance of any construction of the VESSEL, her machinery and equipment or material (including substitution of materials) or workmanship thereof and/or thereon, and/or in respect of interpretation of the SPECIFICATIONS with the Classification Society requirements, such dispute shall be submitted to the head office of the Classification Society whose decision as to whether or not such construction or material meets the Classification Society requirements shall be final.

2.	TECHINICAL MATTERS

Any dispute or disagreement between the parties relating to any technical matter not governed by or relating to the rules and regulations of the Classification Society may be referred to an expert. The appointment of the expert shall be mutually agreed between the parties, however if they fail to do so within 7 days from the day that the relevant technical matter has been notified to the other party, then the matter shall be referred to the head office of the Classification Society, and they shall appoint the expert. Such expert shall give his opinion as an expert and not as an arbitrator and his opinion shall not be final and binding on the parties who shall be at liberty to refer the matter to the arbitration if they do not agree with such opinion.

3.	PROCEEDINGS

Except as provided in Paragraphs 1 and 2 above, all disputes, controversies or differences which may arise between the parties as to any matter arising out of or relating to this CONTRACT or any stipulation herein or with respect thereto which cannot be settled by the parties themselves shall be finally settled by arbitration in London Maritime Arbitrators Association (“LMAA”) in London, England, in accordance with English laws, and the Arbitration Act 1996 of the United Kingdom or any re-enactment or statutory modification thereof for the time being in force, and LMAA’s then prevailing arbitration rules.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
Either party may demand arbitration of any such disputes by giving written notice to the other party. Any demand for arbitration by either party hereto shall state the name of the arbitrator appointed by such party and shall also state specifically the question or questions as to which such party is demanding arbitration. Within twenty (20) days after receipt of notice of such demand for arbitration, the other party shall in turn appoint a second arbitrator. The two arbitrators thus appointed shall thereupon select a third arbitrator, and the three arbitrators so named shall constitute the board of arbitration (hereinafter called the “Arbitration Board”) for the settlement of such dispute.

In the event however, that said other party should fail to appoint a second arbitrator as aforesaid within twenty (20) days following receipt of notice of demand of arbitration, it is agreed that such party shall thereby be deemed to have accepted and appointed as its own arbitrator the one already appointed by the party demanding arbitration, and the arbitration shall proceed forthwith before this sole arbitrator, who alone, in such event, shall constitute the Arbitration Board. And in the further event that the two arbitrators appointed respectively by the parties hereto as aforesaid should be unable to reach agreement on the appointment of the third arbitrator within twenty (20) days from the date on which the second arbitrator is appointed, either party of the said two arbitrators may apply to the President of the London Maritime Arbitrators Association to appoint the third arbitrator. The award of the arbitration, made by the sole arbitrator or by the majority of the three arbitrators as the case may be, shall be final, conclusive and binding upon the parties hereto.

4.	ALTERNATIVE SETTLEMENT BY AGREEMENT

Notwithstanding the preceding provisions of this Article, it is recognized that in the event of any dispute or difference of opinion arising in regard to the construction of the VESSEL, her machinery and equipment, or concerning the quality of materials or workmanship thereof or thereon, such dispute may be referred to the Classification Society upon mutual agreement of the parties hereto. In such case, the opinion of the Classification Society shall be final and binding on the parties hereto.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
5.	NOTICE OF AWARD

Notice of any award shall immediately be given in writing or by telefax or email confirmed in writing to the SELLER and the BUYER.

6.	EXPENSES

The arbitrator(s) shall determine which party shall bear the expenses of the arbitration or the proportion of such expenses which each party shall bear.

Notwithstanding the foregoing, each party shall bear the expense of presenting its own witness and evidence to the Arbitration Board.

7.	AWARD OF ARBITRATION

Award of arbitration shall be final and binding upon the parties concerned.

8.	ENTRY IN COURT

Judgment on any award may be entered in any court of competent jurisdiction.

9.	ALTERATION OF DELIVERY TIME

In the event of reference to arbitration of any dispute arising out of matters occurring prior to delivery of the VESSEL, the SELLER shall not be entitled to extend the Delivery Date as defined in Article VII hereof and the BUYER shall not be entitled to postpone its acceptance of the VESSEL on the Delivery Date or on such newly planned time of delivery of the VESSEL as declared by the SELLER.

However, if the construction of the VESSEL is affected by any arbitration or court proceeding, the arbitrators shall be asked to include in the arbitration award a finding as to what extent the SELLER shall be permitted to extend the Delivery Date.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE XIV - RIGHT OF ASSIGNMENT OR NOVATION

Neither of the parties hereto shall assign or novate this CONTRACT to any other individual, firm, company or corporation or any other third parties without the expressly prior written consent of the other party, except that this CONTRACT may be:

(i)	assigned in accordance with the express provisions of this CONTRACT;
(ii)	assigned by way of security to a bank or financier providing finance to the BUYER in connection with the VESSEL; or
(iii)	assigned to another company by BUYER with the prior written approval of the SELLER, such approval not to be unreasonably withheld or delayed; or
(iv)	novated to another company that is a member of the same group of companies as whose ships are managed by Unitized Ocean Transport Limited of the Republic of the Marshall Islands.

Provided that in the case of any such assignment or novation under Article XIV (i) or (ii) or (iv) above, the payment obligations of the BUYER continue to be guaranteed by PERFORMANCE SHIPPING INC. as provided in Article II.6. The SELLER will in such case enter into such acknowledgement of assignment and/or novation agreement as the SELLER may approve, such approval not to be unreasonably withheld or delayed.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE XV - TAXES AND DUTIES

1.	TAXES

All taxes including stamp duties, levies, if any, incurred in connection with this CONTRACT in the People’s Republic of China shall be borne by the SELLER. Any taxes and/or duties imposed upon those items or services procured by the SELLER in the People’s Republic of China or elsewhere for the construction of the VESSEL shall be borne by the SELLER. All taxes on income of the SELLER shall be borne by the SELLER.

2.	DUTIES

The SELLER shall indemnify the BUYER for, and hold it harmless against, any duties imposed in the People’s Republic of China upon materials and equipment which under the terms of this CONTRACT and/or the SPECIFICATIONS will, or may be, supplied by the BUYER from the abroad for installation in the VESSEL as well as any duties imposed in the People’s Republic of China upon running stores, provisions and supplies furnished by the BUYER from abroad to be stocked on board the VESSEL and also from the payment of export duties, if any, to be imposed upon the VESSEL as a whole or upon any of its parts or equipment.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE XVI - PATENTS, TRADEMARKS AND COPYRIGHTS

The machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufacturers. The SELLER shall defend and save harmless the BUYER from patent liability or claims of patent infringement of any nature or kind, including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this CONTRACT and also including cost and expense of litigation, if any.

Nothing contained herein shall be construed as transferring any patent or trademark rights or copyright in equipment covered by this CONTRACT, and all such rights are hereby expressly reserved to the true and lawful owners thereof.

The SELLER’S indemnity hereunder does not extend to equipment or parts supplied by the BUYER to the SELLER if any.

The SELLER retains (if any) all patents, copyrights and other intellectual property rights with respect to the SPECIFICATIONS and plans and working drawings, technical descriptions, calculations, test results and other data, information and documents concerning the design and construction of the VESSEL (the “IPR”) and grants to the BUYER an irrevocable, worldwide, non-exclusive, royalty free licence in the IPR for all purposes relating to the ownership, operation, maintenance, repair and modification, sale and chartering of the VESSEL, and the BUYER undertakes not to disclose the same or divulge any information contained therein to any third parties save for the aforementioned purposes or otherwise with the prior written consent of the SELLER.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE XVII - NOTICE

Any and all notices demands, instructions, advices and communications in connection with this CONTRACT shall be addressed as follows:

To the BUYER:

Address : c/o Unitized Ocean Transport Limited
373 Syngrou Ave. & 2-4 Ymittou str., 17564, Palaio Faliro,
Athens, Greece

Technical contact information: Mr. Argyris Chachalis
Telephone
Email:

Commercial Contact information: Mr. Andreas Michalopoulos
Telephone:
Email:

To the SELLER:

JIANGSU YANGZIJIANG SHIPBUILDING GROUP CO., LTD.
JIANGSU NEW YANGZI SHIPBUILDING CO., LTD.
JIANGSU YANGZI XINFU SHIPBUILDING CO., LTD.
Address	:	Jingjiang Park of Jiangyin Economic Development Zone, Jingjiang City, Jiangsu Province, the People’s Republic of China
Tele No.	:
Telefax No.	:
E-mail	:
Attention	:	Mr. Ji Hong Fei

Any change of address shall be communicated in writing by email, telefax, courier or registered mail by the party making such change to the other party and in the event of failure to give such notice of change, communications addressed to the party at their last known address shall be deemed sufficient.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
Any and all notices, requests, demands, instructions, advice and communications in connection with this CONTRACT shall be deemed to be given at, and shall become effective from, the time when the same is delivered to the address of the party to be served, provided, however, that registered airmail shall be deemed to be delivered ten (10) days after the date of dispatch, express courier service shall be deemed to be delivered five (5) days after the date of dispatch, and telefax acknowledged by answerbacks or emails moved to the “Sent” box shall be deemed to be delivered upon dispatch.

Any and all notices, communications, SPECIFICATIONS and drawings in connection with this CONTRACT shall be written in the English language and each party hereto shall have no obligation to translate them into any other language.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE XVIII - EFFECTIVE DATE OF CONTRACT

This CONTRACT shall become effective upon signing of this CONTRACT by the parties hereto.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
ARTICLE XIX - INTERPRETATION

1.	LAW APPLICABLE

This CONTRACT has been prepared in English and shall be executed in duplicate and in such number of additional copies as may be required by either party respectively.

The parties hereto agree that the validity and interpretation of this CONTRACT and of each Article and part hereof as well as any non-contractual obligations arising under or in connection with this CONTRACT be governed by and interpreted in accordance with the Laws of England.

2.	DISCREPANCIES

All general language or requirements embodied in the SPECIFICATIONS are intended to amplify, explain and implement the requirements of this CONTRACT. However, in the event that any language or requirements so embodied in the SPECIFICATIONS permit an interpretation inconsistent with any provision of this CONTRACT, then in each and every such event the applicable provisions of this CONTRACT shall prevail and govern. The SPECIFICATIONS and plans are also intended to explain each other, and anything shown on the plans and not stipulated in the SPECIFICATIONS or stipulated in the SPECIFICATIONS and not shown on the plans shall be deemed and considered as if embodied in both. In the event of conflict between the SPECIFICATIONS and plans, the SPECIFICATIONS shall prevail and govern.

However, with regard to such inconsistency or contradiction between this CONTRACT and the SPECIFICATIONS as may later occur by any change or changes in the SPECIFICATIONS agreed upon by and among the parties hereto after execution of this CONTRACT, then such change or changes shall prevail and govern.

3.	DEFINITION

In absence of stipulation of “banking day(s)” or “business day(s)”, the “day” or “days” shall be taken as “calendar day” or “calendar days”.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
For the purpose of this CONTRACT, “Banking Day(s)” or “banking day(s)” shall mean days, excluding Saturdays, Sundays and public holidays in New York, Athens, London, Oslo and Beijing.

“Business Day(s)” or “business day(s)” shall mean days, excluding Saturdays, Sundays and public holidays in Greece and China.

“Sanctions” shall mean economic, financial or trade sanctions or embargoes enacted or imposed by law or regulation or other restrictive measure or policy and administered or enforced from time to time by (a) the United Nations Security Council, (b) the US government, (c) the European Union or any of its member states’ governments, (d) the United Kingdom, (e) the People’s Republic of China, (f) Singapore or (g) by any other generally recognized country which is not itself the subject of any official sanction or prohibition on dealings imposed by any of the foregoing (whether through the Office of Foreign Assets Control of the U.S. Department of Treasury, the United States Department of State, the United States Department of Commerce or His Majesty’s Treasury or otherwise).

4.	ENTIRE AGREEMENT

This CONTRACT including the attachments at Article I Paragraph 1 constitutes the entire agreement and understanding between the parties hereto and supersedes  all  prior  negotiations,  representations, undertaking  and agreements on any subject matter of this CONTRACT.

(End of Article)

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
In WITNESS WHEREOF, the parties hereto have caused this CONTRACT to be duly executed on the day and year first above written.

THE BUYER:

SAINT BARTH SHIPPING COMPANY INC.

By:
Name:
Title:

THE SELLER:

JIANGSU YANGZIJIANG SHIPBUILDING GROUP CO., LTD.

By:
Name:Ren Letian
Title: Legal Representative

JIANGSU NEW YANGZI SHIPBUILDING CO., LTD.

By:
Name:Ren Letian
Title: Legal Representative

JIANGSU YANGZI XINFU SHIPBUILDING CO., LTD.

By:
Name:Ren Letian
Title: Legal Representative

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
EXHIBIT “A”: IRREVOCABLE LETTER OF REFUND GUARANTEE

TO:

ADDRESS:

Dear Sirs,

We, [     ], hereby issue our irrevocable letter of guarantee no. [             ] in favour of SAINT BARTH SHIPPING COMPANY INC., a corporation organized and existing under the Laws of Republic of the Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro Marshall Islands MH96960 (hereinafter referred to as the “Buyer”), for account of (a) Jiangsu Yangzijiang Shipbuilding Group Co., Ltd., a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at No. 1 Lianyi Road, Jingjiang Park of Jiangyin Economic Development Zone, Jingjiang City, Jiangsu Province, the People’s Republic of China, (b) Jiangsu New Yangzi Shipbuilding Co., Ltd., a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at Jingjiang Park of Jiangyin Economic Development Zone, Jingjiang City, Jiangsu Province, the People’s Republic Of China and (c) Jiangsu Yangzi Xinfu Shipbuilding Co., Ltd., a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at Hongqiao Industrial Park, Taixing City, Jiangsu Province, the People’s Republic of China (hereinafter collectively referred to as the “Seller”), at the application of the Seller and in consideration of the readiness of the Buyer in making advance payment to the Seller under the shipbuilding contract no. 2024YZJ849GR dated 30th April 2024 made by and between the Buyer and the Seller (such contract as may from time to time be further amended, varied, supplemented, assigned or novated hereinafter, with or without our consent referred to as the “Contract”), for the design, construction and sale of one (1) 75,000 DWT Product Oil / Chemical Tanker having the Seller’s hull no. YZJ2024-1624 (hereinafter called the “Vessel”).

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
1.
We hereby irrevocably, absolutely and unconditionally guarantee as a primary obligor and not as a surety that we shall pay to the Buyer on Buyer’s first written demand (provided only such demand is made in accordance with Clause 2 below) an amount stated in the Buyer’s demand of up to but not exceeding (when aggregated with all other demands made under this letter of guarantee), United States Dollars Twenty-Five Million Four Hundred and Thirty-Nine Thousand Eight Hundred and Fifty Only (USD 25,439,850.00) (hereinafter the “Limit”), representing the first installment of United States Dollars Eight Million Four Hundred and Seventy-Nine Thousand Nine Hundred and Fifty Only (USD 8,479,950.00), the second installment of United States Dollars Five Million Six Hundred and Fifty-Three Thousand and Three Hundred Only (USD 5,653,300.00), the third installment of United States Dollars Five Million Six Hundred and Fifty-Three Thousand and Three Hundred Only (USD 5,653,300.00) and the fourth installment of United States Dollars Five Million Six Hundred and Fifty-Three Thousand and Three Hundred Only (USD 5,653,300.00) due under Article II of the Contract, (in order to secure repayment to you as and when the Buyer becomes entitled to a refund of the advance payment(s) made to the Seller, or any part thereof, prior to the delivery of the Vessel in connection with or under the terms and conditions of the Contract, should the Seller fail to make such repayment), together with interest at the rate of 5 pct (five percent) per annum from the respective dates of receipt by the Seller of each of the installments referred to in this Clause 1 to the date of remittance by telegraphic transfer of our payment, within thirty (30) days after our receipt of your demand complying with Clause 2 of this letter of guarantee.

2.
Any demand by the Buyer under Clause 1 shall state the amount demanded and contain a statement certifying that the Buyer’s demand for refund has been made to the Seller in conformity with Article X of the Contract and the Seller has not yet made the refund. Any such demand, if not submitted by SWIFT, shall be signed by or on behalf of the Buyer.

3.
We shall make payment to the Buyer under this letter of guarantee by telegraphic transfer in United States Dollars free of bank charges, remittance fees, taxes and other applicable withholdings (and without any set-off, counterclaim, or other deductions whatsoever) the amount to be refunded as set out in the Buyer’s demand in accordance with Clause 2, but not exceeding the Limit plus the interest described above.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
4.	We hereby acknowledge and agree that payment of any interest hereunder is by way of liquidated damages due to rescission of the Contract and not by way of compensation for use of the money.

5.
Your demands and notices in connection with this letter of guarantee shall be validly given if sent to us through your bank by authenticated SWIFT (to SWIFT code: [  ]) or by courier to our office authenticated by your bank as follows:

[          ]
Address: [          ]
Tel: [  ]

6.
This letter of guarantee shall become effective from the time of the actual receipt of the first installment by the Seller, at its account no. [ ] with us and the amounts guaranteed under this letter of guarantee shall correspond to the payment(s) actually made by you from time to time under the Contract prior to the delivery and acceptance by you of the Vessel (together with interest calculated as described above). However, the available amount under this letter of guarantee (including, for clarity, under Clause 9) shall in no event exceed the Limit together with interest calculated as described above for the period from the date of receipt by the Seller of the installment to the date of remittance by telegraphic transfer of such refund by us.

7.
This letter of guarantee shall expire and terminate (a) upon the receipt by the Buyer of the full sum guaranteed hereunder from the Seller or ourselves under this letter of guarantee, (b) upon delivery to us of a protocol of delivery and acceptance for the Vessel duly signed by the authorised representatives of the Seller and the Buyer, or (c) [25th March 2028], whichever occurs earliest (the “Expiry”). This guarantee is valid until the occurrence of one of the three aforementioned events, except that, in the event that there exists an arbitration (or appeal) between the Buyer and the Seller before expiration of this letter of guarantee, then the validity of this letter of guarantee shall be automatically further extended until the date which is sixty (60) days after (1) the date of issue of the final arbitration award, or (2) in the event of appeal(s), the final court judgment is published, or (3) a settlement agreement between the Seller and the Buyer in relation to the dispute becomes effective. For the avoidance of doubt, if a valid demand under this letter of guarantee is received by us on or before Expiry, we shall remain obliged to make payment under this letter of guarantee after Expiry. Upon Expiry, except as provided in the preceding sentence, this letter of guarantee shall become null and void.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
8.
In the event that we receive written notification from the Buyer or the Seller within thirty (30) days after the Buyer’s demand under Clause 1 has been received by us, advising of any dispute between the Buyer and the Seller as to whether the Seller shall be liable to repay the installment(s) made by the Buyer and, consequently, whether the Buyer shall have the right to demand payment from us and that such dispute has been referred to arbitration in accordance with Article XIII of the Contract, we shall be entitled to withhold and defer payment to the Buyer under this guarantee until final award has been published under such arbitration, or in the event of appeal(s) the final court judgment has been published, or, as the case may be, a settlement agreement between the Seller and the Buyer has been signed. Thereafter, we shall not be obligated to make any payment to the Buyer unless and until required by Clause 9.

9.
If a sum is adjudged to be due to the Buyer by the Seller pursuant to the final arbitration award or the final court judgment or the settlement agreement, we shall refund to the Buyer to the extent the final arbitration award or the final court judgment or the settlement agreement, thus orders but not exceeding the Limit plus the interest described above, upon receipt of the Buyer’s further written demand for payment, provided that Buyer’s demand for payment is accompanied by a copy of the final arbitration award or the final court judgment or the settlement agreement as the case may be, and the Buyer’s written statement that the Seller has failed to pay the amount demanded within 30 days after the date of the final arbitration award, the final court judgment or the settlement agreement.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
10.
We hereby agree that this letter of guarantee shall be construed as an independent, continuing and unconditional obligation and without regard to the validity or unenforceability of any other agreement or instrument and, for clarity, without regard to defence, set-off or counterclaim or any other circumstance whatsoever which might constitute an equitable or legal discharge of our obligation hereunder. No action or failure to act on the Buyer’s part shall relieve us of any our obligations hereunder.

11.
For clarity, our obligations under this letter of guarantee shall not be discharged or impaired or otherwise prejudiced in any manner by any delay in the construction or delivery of the Vessel howsoever caused or by the giving of any time or indulgence whatsoever granted to the Seller, or by any amendment or supplement or modification to the Contract whether made with or without our knowledge (and we agree that any amendment or supplement or modification to the Contract does not require our prior consent) or by the liquidation, insolvency (or any other equivalent procedure) or other financial failure of or dissolution of the Seller, or by any invalidity, irregularity or unenforceability, if any, of the terms of the Contract, or by any other act, event or circumstance which could or might, but for this provision, operate to discharge, impair, diminish or otherwise prejudice our obligations under this letter of guarantee. We further waive and disclaim all rights whatsoever to claim sovereign immunity for ourselves or our assets in respect of any claim or proceedings brought against us under or in respect of this letter of guarantee.

12.
This letter of guarantee shall continue to be effective or reinstated, as the case may be, if payment of any amount made or referred to hereunder or herein is rescinded or must otherwise be returned by the Buyer upon the insolvency, bankruptcy or reorganization (or any such analogous event under the laws of any jurisdiction including without limitation the People’s Republic of China) of the Seller or otherwise, all as though any such payment had not been made.

13.
Any and all payments by us under this letter of guarantee shall be made without any set off or counter claim and without deduction or withholding for or on account of any present or future taxes, duties or charges whatsoever unless we are compelled by law to deduct or withhold the same. In the latter event we shall make the minimum deduction or withholding permitted and shall pay such additional amounts as may be necessary in order that the net amount received by you after such deductions or withholdings is equal to the amount which would have been received by you had no such deduction or withholding been required to be made.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
14.
All rights, title and interest in or under this letter of guarantee, shall be assignable to any party to whom the Buyer may assign rights under Article XIV of the Contract, by giving written notice to us. If requested by the Buyer or the Buyer’s financier, we shall provide a written acknowledgement of such assignment.

15.	This letter of guarantee shall be exclusively governed by and construed and interpreted in accordance with the laws of England.

16.
Any dispute arising under or in connection with this letter of guarantee, including questions of validity and existence, shall be referred to arbitration in London before a tribunal of three arbitrators, such arbitration shall be conducted in accordance with the Arbitration Act 1996 (or any statutory modification or reenactment thereof) and the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced, in London, England. The seat of the arbitration shall be England, even where any hearing takes place outside England. The language of the arbitration shall be English.

17.
We hereby confirm that we are permitted by our head office and the laws of the People’s Republic of China and have full power and authority to issue this guarantee with this wording and to perform our obligations hereunder and especially to designate English law as the applicable law to this Letter of Refund Guarantee and London, England as the place of arbitration, and according to the LMAA Rules in force at the time of the proceedings.

18.
With regards to rules, regulations and requirements of foreign exchange imposed by or pursuant to the laws and regulations of the People’s Republic of China, we hereby confirm that we have obtained all necessary approvals and authorizations to issue this guarantee in foreign currency (US Dollars) and with this wording and that we are authorized to effect payment hereunder in foreign currency (US dollars) and to transfer funds out of the People’s Republic of China in case of utilization.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
19.
If it is not possible due to Sanctions or due to other legal restriction for us to make payment in United States Dollars, we undertake, provided we can lawfully do so, to make payment in Euros (EUR) or Pounds sterling (GBP), converted at the rate obtained from Reuters on the banking day prior to the date of payment, to such account (designated in the correct currency for receiving such payment) as the Buyer shall nominate, and the relevant payment shall be treated as having been properly made in accordance with this guarantee.

For the purposes of this provision, “Sanctions” shall mean economic, financial or trade sanctions or embargoes enacted or imposed by law or regulation or other restrictive measure or policy and administered or enforced from time to time by (a) the United Nations Security Council, (b) the US government, (c) the European Union or any of its member states’ governments, (d) the United Kingdom, (e) the Republic of Singapore or (f) by any other generally recognized country which is not itself the subject of any official sanction or prohibition on dealings imposed by any of the foregoing (whether through the Office of Foreign Assets Control of the U.S. Department of Treasury, the United States Department of State, the United States Department of Commerce or His Majesty’s Treasury or otherwise).

very truly yours,
for and on behalf of
[●]

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
Exhibit “B”: Irrevocable Letter of Corporate Guarantee

Date:

From: PERFORMANCE SHIPPING INC.
To:	Jiangsu Yangzijiang Shipbuilding Group Co., Ltd.,
Jiangsu New Yangzi Shipbuilding Co., Ltd.
and Jiangsu Yangzi Xinfu Shipbuilding Co., Ltd.
(Collectively called as the “Seller”)

Dear sirs,

1.
In consideration of your entering into a shipbuilding contract (contract no.: 2024YZJ849GR) dated 30th April 2024 (the “Shipbuilding Contract”) with SAINT BARTH SHIPPING COMPANY INC., a corporation organized and existing under the Laws of Republic of the Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro Marshall Islands MH96960 as the Buyer (the “Buyer”) for the construction of one (1) 75,000 DWT Product Oil / Chemical Tanker known as the Seller’s hull no.: YZJ2024-1624 (the “Vessel”), we, PERFORMANCE SHIPPING INC., a corporation organized and existing under the Laws of the Republic of the Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro Marshall Islands MH96960, hereby irrevocably, absolutely and unconditionally guarantee, as the primary obligor and not merely as the surety, the due and punctual payment by the Buyer of each and all of the 1st, 2nd 3rd and 4th instalments of the contract price amounting to a total sum of United States Dollars Twenty-Five Million Four Hundred and Thirty-Nine Thousand Eight Hundred and Fifty Only (USD 25,439,850.00) as specified in Paragraph 2 below.

2.
The instalments guaranteed hereunder, pursuant to the terms of the Shipbuilding Contract, comprise the 1st instalment in the amount of United States Dollars Eight Million Four Hundred and Seventy-Nine Thousand Nine Hundred and Fifty Only (USD 8,479,950.00), the 2nd instalment in the amount of United States Dollars Five Million Six Hundred and Fifty-Three Thousand and Three Hundred Only (USD 5,653,300.00), the 3rd instalment in the amount of United States Dollars Five Million Six Hundred and Fifty-Three Thousand and Three Hundred Only (USD 5,653,300.00) and 4th instalment in the amount of United States Dollars Five Million Six Hundred and Fifty-Three Thousand and Three Hundred Only (USD 5,653,300.00).

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
3.
We also irrevocably, absolutely and unconditionally guarantee, as primary obligor and not merely as surety, the due and punctual payment by the Buyer of interest on each instalment guaranteed hereunder at the rate of five percent (5%) per annum from and including the first day after the due date of payment of the 1st, 2nd, 3rd and 4th instalments until the date of full payment by us of such amount guaranteed hereunder, and on the terms and conditions provided herein.

4.
In the event that the Buyer fails to punctually pay any instalment guaranteed hereunder or the Buyer fails to pay any interest thereon, and any such default continues for a period of fifteen (15) days, then, upon receipt by us of your first written demand, we shall within five (5) New York Banking Days pay to you or your assignee the amount which the Buyer has failed to pay, together with the interest as specified in paragraph 3 hereof, without requesting you to take any or further action, procedure or step against the Buyer or with respect to any other security which you may hold.

5.
Subject to Clause 11, but notwithstanding any other provision of this guarantee, our obligation to pay any amount under this guarantee is coextensive with, and does not exceed, that of the Buyer to pay the same amounts under the Shipbuilding Contract, and we are entitled to take any defence or objection to liability or obligation to pay which is available to the Buyer.

6.
We hereby agree that at your option this guarantee and the undertaking hereunder shall be assignable to and if so assigned shall inure to the benefit of any third party designated by you or your financing bank/institution as your assignee as if any such third party or your financing bank/institution were originally named herein. It is not otherwise assignable.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
7.
Any payment by us under this guarantee shall be made in United States Dollars by telegraphic transfer to a receiving bank nominated by you for credit to your nominated account, in favour of you or your assignee.

8.
Our obligations under this guarantee shall not be affected or prejudiced by any dispute between you as the Seller and the Buyer under the shipbuilding contract or by the Seller’s delay in the construction and/or delivery of the vessel, due to whatever causes or by any variation or extension of their terms thereof or by any security or other indemnity now or hereafter held by you in respect thereof, or by any time or indulgence granted by you or any other person in connection therewith, or by any invalidity or unenforceability of the terms thereof, or by any act, omission, fact or circumstances whatsoever, which could or might, but for the foregoing, diminish in any way our obligations under this guarantee.

9.	All claims, demands, statements and notices in connection with this letter of guarantee shall be in writing signed by one of your officers and may be served on us by any of the following means:
(a)
by hand or by courier or registered mail to address: 373 Syngrou Avenue, 175 64, P. Faliro, Athens, Greece (or such other address as we may notify to you in writing) with attention: Aikaterini Oikonomea; or

(b)	by fax (fax no:; attention: Aikaterini Oikonomea);
or
(c)	by email (email address:
; attention: Aikaterini Oikonomea). In case we do not give the telefax or email acknowledgement to you within three (3) days, it shall be deemed that such claims, demands, statements or notices has been duly received by us.

10.
This letter of guarantee shall come into full force and effect upon delivery to you of this guarantee and shall continue in force and effect until the vessel is delivered to and accepted by the Buyer and the Buyer shall have performed all its obligations for taking delivery thereof, or until the full payment of all 1st, 2nd, 3rd and 4th instalments of the contract price together with the aforesaid interest by the Buyer or us, whichever first occurs.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
11.
The maximum amount, however, that we are obliged to pay to you under this guarantee shall not exceed the aggregate amount of all the 1st, 2nd, 3rd and 4th instalments guaranteed hereunder in the total amount of United States Dollars Twenty-Five Million Four Hundred and Thirty-Nine Thousand Eight Hundred and Fifty Only (USD 25,439,850.00) plus interest as stated above in paragraph 3.

12.
All payments by us under this guarantee shall be made without any set- off or counterclaim and without deduction or withholding for or on account of any taxes, duties, or charges whatsoever unless we are compelled by law to deduct or withhold the same.

In the latter event we shall make the minimum deduction or withholding permitted and will pay such additional amounts as may be necessary in order that the net amount received by you after such deductions or withholdings shall equal the amount which would have been received had no such deduction or withholding been required to be made.

13.	This letter of guarantee shall be construed in accordance with and governed by the laws of England.

All disputes, controversies or differences which may arise between the parties as to any matter arising out of or relating to this letter of guarantee or any stipulation herein or with respect thereto which cannot be settled by the parties themselves shall be finally settled by arbitration in London, in accordance with English law, and the LMAA Rules in force at the time of the proceedings.

Either party may demand arbitration of any such disputes by giving written notice to the other party. Any demand for arbitration by either party hereto shall state the name of the arbitrator appointed by such party and shall also state specifically the question or questions as to which such party is demanding arbitration. Within twenty (20) days after receipt of notice of such demand for arbitration, the other party shall in turn appoint a second arbitrator. The two arbitrators thus appointed shall thereupon select a third arbitrator, and the three arbitrators so named shall constitute the board of arbitration (hereinafter called the “Arbitration Board”) for the settlement of such dispute.

SHIPBUILDING CONTRACT	HULL NO.: YZJ2024-1624
In the event however, that said other party should fail to appoint a second arbitrator as aforesaid within twenty (20) days following receipt of notice of demand of arbitration, it is agreed that such party shall thereby be deemed to have accepted and appointed as its own arbitrator the one already appointed by the party demanding arbitration, and the arbitration shall proceed forthwith before this sole arbitrator, who alone, in such event, shall constitute the Arbitration Board. And in the further event that the two arbitrators appointed respectively by the parties hereto as aforesaid should be unable to reach agreement on the appointment of the third arbitrator within twenty (20) days from the date on which the second arbitrator is appointed, either party of the said two arbitrators may apply to the President of the London Maritime Arbitrators Association to appoint the third arbitrator. The award of the arbitration, made by the sole arbitrator or by the majority of the three arbitrators as the case may be, shall be final, conclusive and binding upon the parties hereto.

14.	This letter of guarantee shall have expired as aforesaid, you will return the same to us without any request or demand from us.

15.	In witness whereof, we have caused this letter of guarantee to be executed and delivered by our duly authorized representative the day and year above written.

very truly yours

PERFORMANCE SHIPPING INC.

by:
name:
title: